Exhibit 4.1
                                                                     -----------


                    STRUCTURED ASSET TRUST UNIT REPACKAGINGS
                                  (SATURNS(SM))


 -----------------------------------------------------------------------------


                       STANDARD TERMS FOR TRUST AGREEMENTS

                            MS Structured Asset Corp.
                                 (as Depositor)

                                       and

                        LaSalle Bank National Association
                                  (as Trustee)


 -----------------------------------------------------------------------------


                                November 12, 2002




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


                                TABLE OF CONTENTS
                                                                                                 Page
                                                                                                 ----


                                    ARTICLE I

                            Definitions; Construction

SECTION 1.01.  Definitions..........................................................................1
SECTION 1.02.  Rules of Construction...............................................................15
SECTION 1.03.  Article and Section References......................................................15

                                   ARTICLE II

                 Declaration of Trust; Entry into Swap Agreement

SECTION 2.01.  Creation and Declaration of Trust; Assignment of Underlying Securities..............16
SECTION 2.02.  Entry into Swap Agreement and Distribution Agreement................................17
SECTION 2.03.  Acceptance by Trustee...............................................................17
SECTION 2.04.  Representations and Warranties of the Depositor.....................................17
SECTION 2.05.  Breach of Representation or Warranty................................................18
SECTION 2.06.  Agreement to Authenticate and Deliver Units.........................................18

                                   ARTICLE III

               Trust Powers; Administration of the Trust Property

SECTION 3.01.  Trust Property......................................................................19
SECTION 3.02.  Administration of the Trust.........................................................19
SECTION 3.03.  Collection of Certain Underlying Security Payments..................................20
SECTION 3.04.  Sale  21
SECTION 3.05.  Unit Account........................................................................21
SECTION 3.06.  Investment of Funds in the Accounts.................................................24
SECTION 3.07   Retained Interest...................................................................24
SECTION 3.08.  Access to Certain Documentation.....................................................24

                                   ARTICLE IV

                    Distributions and Reports to Unitholders

SECTION 4.01.  Distributions.......................................................................24
SECTION 4.02.  Reports to Unitholders and Others...................................................24
SECTION 4.03.  Calculation of Interest Rates.......................................................27
SECTION 4.04.  Compliance with Tax Reporting and Withholding Requirements..........................27
SECTION 4.05.  Preservation of Information, Communications to Holders..............................27

                                    ARTICLE V

                                    The Units

SECTION 5.01.  The Units...........................................................................28
SECTION 5.02.  Execution, Authentication and Delivery..............................................29
SECTION 5.03.  Registration; Registration of Transfer and Exchange.................................29
SECTION 5.04.  Mutilated, Destroyed, Lost and Stolen Units.........................................31
SECTION 5.05.  Distributions in Respect of Units...................................................31
SECTION 5.06.  Persons Deemed Owners...............................................................32
SECTION 5.07.  Cancellation........................................................................32
SECTION 5.08.  Currency of Distributions in Respect of Units; Redenomination.......................32
SECTION 5.09.  Appointment of Paying Agent.........................................................32
SECTION 5.10.  Authenticating Agent................................................................33
SECTION 5.11.  Issuance and Transfer Restrictions..................................................34
SECTION 5.12.  Optional Exchange...................................................................36
SECTION 5.13.  Callable Series.....................................................................38
SECTION 5.14.  Additional Issuance.................................................................39

                                   ARTICLE VI

                                  The Depositor

SECTION 6.01.  Liability of the Depositor..........................................................40
SECTION 6.02.  Limitation on Liability of the Depositor............................................40
SECTION 6.03.  Depositor May Purchase Units........................................................40
SECTION 6.04.  Preparation and Filing of Exchange Act Reports; Obligations of the Depositor........40
SECTION 6.05.  Preferential Collection of Claims Against...........................................41

                                   ARTICLE VII

                              Rights of Unitholders

SECTION 7.01.  Voting Rights with Respect to Underlying Securities.................................41
SECTION 7.02.  Amendments and Waivers Under Swap Agreement and Guarantee...........................42

                                  ARTICLE VIII

               Default on Underlying Securities and Permitted Investments

SECTION 8.01.  Realization Upon Default............................................................43

                                   ARTICLE IX

                   Trust Wind-Up Events and Liquidation Events

SECTION 9.01.  Liquidation Events..................................................................43
SECTION 9.02.  Trust Wind-Up Events................................................................44
SECTION 9.03.  Expense Event.......................................................................45
SECTION 9.04.  Special Depositor Wind-Up Event.....................................................45
SECTION 9.05.  Disposition of Trust Property.......................................................46
SECTION 9.06.  Limitation on Notice Requirement....................................................49

                                    ARTICLE X

                             Concerning the Trustee

SECTION 10.01.  Duties of Trustee..................................................................49
SECTION 10.02.  Certain Matters Affecting the Trustee..............................................50
SECTION 10.03.  Limitation on Liability of Trustee.................................................52
SECTION 10.04.  Trustee May Own Units..............................................................52
SECTION 10.05.  Trustee Fees and Expenses; Limited Indemnification.................................52
SECTION 10.06.  Eligibility Requirements for Trustee...............................................53
SECTION 10.07.  Resignation or Removal of the Trustee..............................................53
SECTION 10.08.  Successor Trustee..................................................................54
SECTION 10.09.  Merger or Consolidation of Trustee.................................................54
SECTION 10.10.  Appointment of Co-Trustee..........................................................55
SECTION 10.11.  Appointment of Office or Agency....................................................56
SECTION 10.12.  Representations and Warranties of Trustee..........................................56
SECTION 10.13.  Limitation of Powers and Duties....................................................57

                                   ARTICLE XI

                                   Termination

SECTION 11.01.  Termination of the Trust...........................................................57

                                   ARTICLE XII

                               Miscellaneous Terms

SECTION 12.01.  Amendment of Trust Agreement; Waivers..............................................58
SECTION 12.02.  Counterparts.......................................................................60
SECTION 12.03.  Limitation on Rights of Unitholders................................................60
SECTION 12.04.  Governing Law......................................................................60
SECTION 12.05.  Notices............................................................................60
SECTION 12.06.  Severability of Terms..............................................................61
SECTION 12.07.  Perfection of Swap Counterparty Security Interest..................................61
SECTION 12.08.  No Recourse........................................................................61
SECTION 12.09.  Non-Petition.......................................................................61
SECTION 12.10.  Merger and Consolidation...........................................................61
SECTION 12.11.  Conflict With Trust Indenture Act..................................................61

EXHIBIT A                  Form of Trust Agreement

EXHIBIT B-1                Form of Registered Unit

                    STRUCTURED ASSET TRUST UNIT REPACKAGINGS
                                   (SATURNS(SM))

                       STANDARD TERMS FOR TRUST AGREEMENTS

                  LaSalle Bank National Association, as Trustee
                     MS Structured Asset Corp., as Depositor


         These Standard Terms for Trust Agreements, dated November 12, 2002 ("Standard Terms"), may be incorporated by reference in one or more Trust Agreements (each a "Trust Agreement") relating to a particular series of Structured Asset Trust Unit Repackagings (SATURNS(SM)) described in the Prospectus dated November 12, 2002 and the applicable Prospectus Supplement. Any such Trust Agreement may be in the form of Exhibit A hereto or such other form as MS Structured Asset Corp. (the "Depositor") and the Trustee may approve, such approval to be evidenced by their execution thereof. All terms defined herein shall have meanings solely with respect to the particular Trust Agreement in which these Standard Terms are incorporated. Incorporation of these Standard Terms into a Trust Agreement is for convenience only to avoid the necessity of physically including the Standard Terms in such Trust Agreement, and each trust created by a Trust Agreement shall be a legally separate and distinct trust from any other trust created by any other Trust Agreement into which these Standard Terms may also be incorporated. These Standard Terms shall by themselves be of no force and effect, and shall only have effect as and to the extent incorporated by reference in a Trust Agreement. Execution hereof by the Trustee and the Depositor is for purposes of identification only and the absence of such execution shall not affect the validity of any Trust Agreement or these Standard Terms to the extent incorporated therein. The Trust Agreement into which these Standard Terms are incorporated by reference, including any Schedules thereto and made a part thereof and these Standard Terms so incorporated by reference therein, as amended, modified or supplemented from time to time, shall together constitute a single Trust Agreement and are referred to herein as the "Trust Agreement". In the event of a conflict between any Trust Agreement, including the Schedules attached thereto, and these Standard Terms, the Trust Agreement and such Schedules shall control. The expression herein that specific terms may be supplemented, altered or otherwise changed by a Trust Agreement shall not be construed to mean that other terms may not.

                                    ARTICLE I

                            Definitions; Construction

         SECTION 1.01. Definitions. Except as otherwise specified herein, the applicable Trust Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of these Standard Terms:

         "25% Test": The restriction on Transfer of Units set forth in Section 5.11(c)(i).

         "Account": As defined in Section 3.06.

         "Affected Transaction": As defined in the Swap Agreement.

         "Affected Underlying Securities": With respect to any Liquidation Event, the Underlying Securities affected by an Underlying Security Default, Disqualified Underlying Securities, or Underlying Securities related to a Termination Event.

         "Affiliate": With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authenticating Agent": As defined in Section 5.10.

         "Available Funds": With respect to any Distribution Date, (i) all amounts received by the Trustee on or with respect to the Underlying Securities or other Trust Property plus (ii) all investment income from Permitted Investments plus (iii) all Swap Amounts, if any, paid to the Trustee by the Swap Counterparty pursuant to the Swap Agreement, or by the Guarantor pursuant to the Guarantee, minus (iv) all amounts paid or payable to the Swap Counterparty by the Trustee pursuant to the Swap Agreement, minus (v) any amounts reimbursable to the Trustee under Section 10.02(a)(ix), in each case on deposit in the Unit Account, and available for distribution, on such Distribution Date.

         "Benefit Plan Investor": Any (i) "employee benefit plan" (as defined in
Section 3(3) of ERISA), whether or not it is subject to the fiduciary responsibility provisions of Title I of ERISA, including any U.S. governmental plans and any foreign governmental or private pension plans, (ii) "plan" described in Section 4975(e)(1) of the Code, or (iii) entity whose underlying assets include plan assets by reason of a plan's investment in such entity or otherwise.

         "Book-Entry Unit":  A Unit represented by a Global Security.

         "Business Day":  As specified in the Trust Agreement.

         "Calculation Agent":  As specified in the Trust Agreement, if any.

         "Callable Series": A Series so designated in the Trust Agreement which grants one or more specified persons the right to purchase all or a portion of the Units of any given Series.

         "Call Date":  As defined in Section 5.13.

         "Call Option":  As specified in the Trust Agreement.

         "Call Rights": A Call Option or other right specified in the Trust Agreement.

         "Call Price":  As defined in Section 5.13.

         "Clearstream":  Clearstream Banking, S.A.

         "Certificate": A certificate in the form attached as Exhibit B1, evidencing a Registered Unit.


         "Class": A separately denominated class of the Units of any Series, entitled to specified distributions of the Trust Property.

         "Closing Date": As specified in the Trust Agreement.

         "Code": The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

         "Commission": The Securities and Exchange Commission, or any successor agency.

         "Concentrated Underlying Security": Any Underlying Security that constitutes 10% or more of the Trust Property. Unless the Trust Agreement shall specify the method of determining whether an Underlying Security constitutes 10% or more of the Trust Property, such determination will be based upon the principal amount of the Underlying Securities.

         "Corporate Trust Office": The Trustee's offices at 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603 or such other addresses as the Trustee may designate from time to time by notice to the Unitholders, the Depositor, the Swap Counterparty and the Guarantor.

         "Credit Support": With respect to any Series (or any Class within such Series), any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Trust Property, which in each case is specified as such in the applicable Trust Agreement.

         "Credit Support Provider": With respect to any Series (or any Class within such Series), the bank issuing a letter of credit or the financial guarantor or surety company issuing a financial guaranty or surety bond that serves as Credit Support with respect to such Series or Class.

         "Currency":  Dollars or Foreign Currency.

         "Definitive Registered Unit": A Registered Unit in definitive, certificated form without coupons attached, registered in the name of the beneficial owner thereof or its nominee.

         "Depositary": DTC or, if so provided in the Trust Agreement, Euroclear or Clearstream; or another depositary specified in the Trust Agreement.

         "Depositor": MS Structured Asset Corp., a Delaware corporation, and any of its successors or assigns.

         "Depositor Order" or "Depositor Requests": A written order or request, respectively, signed in the name of the Depositor by any of its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

         "Disqualified Credit Support": Any Credit Support that has a value to the Trust of 10% or more of the Trust Property if a Concentrated Underlying Security of the related Credit Support Provider would be a Disqualified Underlying Security.

         "Disqualified Underlying Security": Unless otherwise specified in the applicable Trust Agreement, an Underlying Security as to which the applicable issuer of any Concentrated Underlying Security, other than a government security has ceased to be an Eligible Concentrated Underlying Security Issuer (other than due to a reduction in the credit rating of the related underlying security or underlying security issuer) and no additional means of providing current information regarding that Underlying Security issuer is described in the applicable prospectus supplement, and either (i) twelve months have elapsed, or
(ii) the applicable issuer has formally terminated its reporting obligations under the Exchange Act, unless the Depositor, after discussion with the staff of the SEC, determines that the Depositor would not be required to provide information with respect to that Underlying Security issuer if the Trust continued to hold such Underlying Security.

         "Disqualified Transaction": Any Transaction under a Swap Agreement that
(i) has a value to the trust equal to 10% or more of the Trust Property if a Concentrated Underlying Security of the related Swap Counterparty would be a Disqualified Underlying Security, or (ii) is a credit swap transaction with a notional amount on the date of formation of the Trust of 10% or more of the Trust Property if a Concentrated Underlying Security of the related Reference Entity would be a Disqualified Underlying Security.

         "Distribution Agreement": The agreement between each Distribution Participant and the Depositor relating to the distribution of the Units.

         "Distribution Date":  As specified in the Trust Agreement.

         "Distribution Participant": Each Person acting as underwriter, dealer, placement agent or any similar capacity in connection with the initial distribution of the Units.

         "Dollar" or "$" or "USD": Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

         "DTC": The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York, its successors and assigns.

         "Early Termination Date":  As defined in the Swap Agreement.

         "Eligible Account": A non-interest bearing account, held in the United States, in the name of the Trustee for the benefit of the Trust that is either
(i) a segregated account or segregated accounts maintained with a Federal or State chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-1 and Aa2 by Moody's, A-1+ and AA by S&P, and, if rated by Fitch, F1 and AA by Fitch at the time any amounts are held on deposit therein including when such amounts are initially deposited and all times subsequent or
(ii) a segregated trust account or segregated accounts maintained as a segregated account or as segregated accounts and held by the Trustee in its Corporate Trust Office in trust for the benefit of the Unitholders.

         "Eligible Concentrated Underlying Security": A designated security or pool of securities that:

         (i) were registered under the Securities Act, otherwise publicly issued, or are eligible for resale pursuant to Rule 144(k) under the Securities Act, and have been purchased by the depositor or one or more of its affiliates and deposited with the trust.

         (ii) consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

                  (A) debt obligations or investment grade term preferred stock issued or guaranteed by one or more corporations, general or limited partnerships, limited liability companies, business trusts, banking organizations or insurance companies or other organizations (for purposes of the definition of Underlying Securities, "Corporate Debt");

                  (B) equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates (for purposes of the definition of Underlying Securities, "Equipment Trust Certificates");

                  (C) trust preferred capital securities and other similar preferred securities of one or more trusts or other special purpose legal entities (for purposes of the definition of Underlying Securities, "Trust Preferred Capital Securities");

                  (D) asset-backed securities of one or more trusts or other special purpose legal entities issued pursuant to a registration statement filed with the SEC on Form S-3 or any successor to such form (for purposes of the definition of Underlying Securities, "Asset Backed Securities");

                  (E) an obligation issued or guaranteed by an Eligible Sovereign or any agency or instrumentality thereof for the payment of which the full faith and credit of the Eligible Sovereign is pledged, where Eligible Sovereigns include the United States of America, the Republic of France, the Federal Republic of Germany and the states thereof, the United Kingdom, Canada and the provinces thereof, Japan, the Kingdom of Belgium, the Kingdom of the Netherlands, the Republic of Italy and any other sovereign specified in the Trust Agreement;

                  (F) the obligations of one or more of the following government sponsored enterprises ("GSEs"): Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority, Federal Farm Credit Banks and any other government sponsored enterprise specified in the Trust Agreement that, at the time of the offering of the Units, has outstanding securities held by non-affiliates with an aggregate market value of at least $75,000,000 and that makes information publicly available comparable to that of Exchange Act reporting companies;

                  (G) certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes; or

                  (H) an obligation issued by the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the International Finance Corporation or the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the SEC comparable publicly available information, and the securities of which are exempted from registration under the Securities Act;

         (iii) with respect to a Concentrated Underlying Security that is Corporate Debt, a Trust Preferred Capital Security or an Equipment Trust Certificate, the Depositor must reasonably believe that one of the following additional conditions is met:

                  (A) the issuer is eligible to use SEC Form S-3 or F-3 for a primary offering of common equity or an offering of non-convertible investment grade securities; or

                  (B) the underlying securities are guaranteed by a direct or indirect parent company of the issuer, or a subsidiary of the issuer or the issuer's direct or indirect parent company; and

                  (1) the issuer, guaranteeing parent company or guaranteeing subsidiary of the parent company is eligible to use SEC Form S-3 or F-3 for a primary offering of common equity or an offering of non-convertible investment grade securities, and

                  (2) the issuer or the relevant parent company's periodic reports meet the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC.

         In the case of Trust Preferred Capital Securities or Equipment Trust Certificates, the issuer of the obligation held by, or supporting the issuance of, the trust or other special purpose legal entity issuing the Trust Preferred Capital Securities or Equipment Trust Certificates which may be deemed to be the issuer for the foregoing purposes.

         (iv) If a Concentrated Underlying Security is an Asset-Backed Security, the Depositor must reasonably believe that the related issuer has at least $75,000,000 in outstanding securities held by non-affiliates and that either:

                  (A) the related issuer will be subject to the reporting requirements of the Exchange Act, or

                  (B) the related issuer was subject to the reporting requirements of the Exchange Act and the Trust undertakes to provide copies to investors of the payment date reports and other reports provided by such issuer to the Trust, and such payment date reports and other reports provided by the related issuer to the Trust are comparable to the regular reports of issuers of asset-backed securities that file regular reports under the Exchange Act.

         (v) were purchased by the Depositor or one or more of its affiliates in the secondary market (either directly or through an affiliate of the depositor) and if the Depositor or any of its affiliates acted as an underwriter or placement agent with respect to such Underlying Security, three months have elapsed since the related allotment and any unsold allotment have been sold out, except that Underlying Securities which represent on the date of formation of the Trust 7.5% or less of Trust Property, or that are issued by affiliates of the Depositor, and in either case, are designated as "Primary Offering Securities" in the Trust Agreement may be concurrently registered under the Securities Act and purchased by the Depositor in connection with a primary issuance of such Underlying Securities.

         "Eligible Concentrated Underlying Security Issuer": The related issuer of each Underlying Security that satisfies the definition of Eligible Concentrated Underlying Security.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended, including any successor or amendatory statutes.

         "Euroclear": Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System

         "Event of Default": As specified in the Swap Agreement.

         "Excess Expense Event":  As defined in Section 9.03(a).

         "Exchange Act":  The Securities Exchange Act of 1934, as amended.

         "Exchange Rate Agent": Unless otherwise specified in the Trust Agreement, MS&Co. or an Affiliate or agent of MS&Co. designated by MS&Co..

         "Executive Officer": With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of such corporation; with respect to any partnership, any general partner thereof.

         "Extraordinary Trust Expense":  As defined in Section 10.05(b).

         "Fitch":  Fitch Ratings Inc.

         "Foreign Currency": A currency issued by the government of any country other than the United States or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

         "Global Security": A Certificate in global form deposited with or on behalf of DTC or other depository specified in the Trust Agreement and, in the case of a Registered Unit, registered in the name of the DTC, such depository or its nominee.

         "Guaranty": The Guaranty (if any) identified in the Trust Agreement of the obligations of the Swap Counterparty under the Swap Agreement. If the Trust Agreement does not specify a Guaranty, references to the Guaranty and the Guarantor herein shall be deemed deleted.

         "Guarantor": The Guarantor who issues and is identified in the Guarantee (if a Guarantee is identified in the Trust Agreement), and, if a successor Person shall have become the Guarantor pursuant to the Guarantee, "Guarantor" shall mean such successor Person.

         "Independent": When used with respect to any specified Person means that the Person (1) is in fact independent of the Depositor, the Swap Counterparty and the Guarantor and of any Affiliate of any of the foregoing Persons, (2) does not have any direct or indirect financial interest in the Depositor, the Swap Counterparty or the Guarantor, or in any Affiliate of any of the foregoing Persons which is material with respect to such Person and (3) is not connected with the Depositor, the Swap Counterparty or the Guarantor, as an officer, employee, promoter, partner, director or person performing similar functions.

         "Initial Swap Rate Accrual Period": The period from and including the Closing Date to but excluding the next Swap Payment Date.

         "Initial Underlying Security Accrual Period": The period from and including the Closing Date to but excluding the next Underlying Security Payment Date.

         "Insolvency Law":  As defined in Section 10.14.

         "Interest Rate":  As specified in the Trust Agreement.

         "Investment Company Act": The United States Investment Company Act of 1940, as amended, and applicable rules thereunder.

         "Liquidation Event": Any of the events described in Section 9.01.

         "Maximum Reimbursable Amount": As specified in the Trust Agreement (or any other amount specified by the party agreeing to indemnify the Trustee).

         "Moody's":  Moody's Investors Service, Inc.

         "MS&Co.":  Morgan Stanley & Co. Incorporated.

         "No Plan Restriction": The restriction on transfer of Units set forth in Section 5.11(c)(iii).

         "Notional Amount": A notional amount specified in the Trust Agreement with respect to any Class of Units with respect to which distributions of interest or other distributions are determined but which does not represent a Unit Principal Balance.

         "Officers' Certificate": A certificate signed by any one (or, if specified in the Trust Agreement, more than one) Executive Officer of the applicable Person, and delivered to the Trustee.

         "Opinion of Counsel": A written opinion of counsel, who may, except as otherwise expressly provided in the Trust Agreement, be counsel for the Depositor, acceptable to the Trustee.

         "Optional Exchange Date":  As defined in Section 5.12.

         "Outstanding": As of any date of determination, all Units theretofore authenticated and delivered under the Trust Agreement, except:

                  (i) Units theretofore canceled by the Unit Registrar or delivered to the Trustee for cancellation; and

                  (ii) Units in exchange for or in lieu of which other Units have been authenticated and delivered pursuant to the Trust Agreement, unless proof satisfactory to the Trustee is presented that any such Units are held by a bona fide purchaser in whose hands such Units represent interests in the Trust.

         "Paying Agent":  As defined in Section 5.09.

         "Permitted Investments": All investments made by the Trustee pursuant to Section 3.05 in any one or more of the following; provided, however, that the total return specified by the terms of each such obligation or security is at least equal to the purchase price thereof; and provided, further, that each such obligation or security shall be held in the name of the Trustee on behalf of the
Trust:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are explicitly backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Permitted Investments only if, at the time, and during the course, of investment, it has at least the credit rating of P-1 or Aaa by Moody's, A-1+ or AAA by S&P, and, if rated by Fitch, D-1+ or AAA by Fitch;

                  (ii) demand and time deposits in, certificates of deposit of, or banker' acceptances issued by any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company at the time of, and during the course of, such investment or contractual commitment providing for such investment have at least the credit rating of P-1 or Aaa by Moody's, A-l+ or AAA by S&P, and, if rated by Fitch, F1+ or AAA by Fitch (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company have a credit rating of P-i or Aaa by Moody's, A-1+ or AAA by S&P, and, if rated by Fitch, Fl+ or AAA by Fitch;

                  (iii) commercial paper having a maturity of not more than 180 days and having at the time, and during the course, of such investment at least the credit rating of P-1 by Moody's, A-1+ by S&P, and, if rated by Fitch, Fl+ by Fitch;

                  (iv) repurchase agreements with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States with an entity having the credit rating of P-1 or Aaa by Moody's, A-1+ or AAA by S&P, and, if rated by Fitch, F1+ or AAA by Fitch. Copies of any repurchase agreement entered into will be delivered to the Rating Agencies, if any; and

                  (v) Units of the Dreyfus Cash Management Fund Investor Shares or any other money market funds which are rated in the highest applicable rating category by each Rating Agency (or such lower rating if the Rating Agency Condition is satisfied).

         In no event shall a Permitted Investment at any time constitute (a) a swap agreement as defined in the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq., (b) an interest-only or principal-only security or (c) a liability of the Trust in excess of the principal amount invested by the Trustee. Permitted Investments shall include, without limitation, those investments for which the Trustee or an Affiliate of the Trustee provides services.

         "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": Any (i) "employee benefit plan" (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA,
(ii) "plan" described in Section 4975(e)(1) of the Code subject to Section 4975 of the Code or (iii) entity whose underlying assets include plan assets by reason of a plan's investment in such entity or otherwise.

         "Predecessor Unit": With respect to any particular Unit, every previous Unit evidencing all or a portion of the same interest as that evidenced by such particular Unit; and, for the purpose of this definition, any Unit authenticated and delivered under Section 5.04 in lieu of a lost, destroyed or stolen Unit shall be deemed to evidence the same interest as the lost, destroyed or stolen Unit.

         "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

         "Prohibited Transaction Exemption Restriction": The restriction on Transfer of Units set forth in Section 5.11(c)(ii).

         "Rating Agencies":  As specified in the Trust Agreement.

         "Rating Agencies Condition": With respect to any specified action or determination, means receipt of (i) oral or written confirmation by Moody's (for so long as the Units are outstanding and rated by Moody's) and (ii) written confirmation by S&P (for so long as the Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Units; provided, however, that if the Rating Agency Condition specified herein is to be satisfied only with respect to Moody's or S&P, only clause (i) or clause (ii) shall be applicable. Such satisfaction may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

         "Record Date":  As specified in the Trust Agreement.

         "Redenomination Date":  As specified in Section 5.08.

         "Reference Entity":  As specified in the Trust Agreement.

         "Registered Unit": Any Unit in registered form ownership of which is evidenced by the Unit Register.

         "Responsible Officer": With respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer' knowledge of and familiarity with the particular subject.

         "Retained Interest": If applicable, with respect to any Underlying Security or other Trust Property, an ownership interest therein and a right to a portion of the payments thereon by the obligor thereof, as specified in the Trust Agreement, held by the Person so specified in such Trust Agreement.

         "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         "Scheduled Final Distribution Date": As specified in the Trust
Agreement.

         "SEC":  The United States Securities and Exchange Commission.

         "Securities Act":  The Securities Act of 1933, as amended.

         "Securities Intermediary": LaSalle Bank National Association acting in the capacity as a securities intermediary hereunder.

         "Selling Agent": Unless otherwise specified in the Trust Agreement, MS&Co. or any Affiliate of MS&Co. designated by it.

         "Series": All of the Units issued by a particular Trust.

         "Special Depositor Wind-Up Event": As defined in Section 9.04.

         "Specified Currency": Unless otherwise specified in the Trust Agreement, United States Dollars.

         "Specified Percentage": The percentage of Units of any class or series specified in the Trust Agreement.

         "State": Any one of the 50 states of the United States or the District of Columbia.

         "Swap Agreement": The ISDA Master Agreement (including the Schedule thereto and Confirmation or Confirmations thereunder and any ISDA Credit Support Annex forming a part thereof), if any, to which the Trust is a party identified in the Trust Agreement. In the event that the Trust shall enter into more than one ISDA Master Agreement, "Swap Agreement" shall mean each such ISDA Master Agreement specified in the Trust Agreement.

         "Swap Amount": With respect to each Swap Payment Date, an amount, payable by, or on behalf of, the Swap Counterparty, equal to the accrued interest or other payment obligation calculated with reference to the Swap Notional Amount for the immediately preceding Swap Rate Accrual Period at the Swap Rate.

         "Swap Calculation Agent": The "Calculation Agent" as defined in the Swap Agreement.

         "Swap Counterparty": Morgan Stanley Capital Services, Inc., unless another Person is identified in the Trust Agreement as the counterparty of the Trust under the Swap Agreement; unless a successor Person shall have become the Swap Counterparty pursuant to the applicable terms of the Swap Agreement, whether by assignment or otherwise, and thereafter "Swap Counterparty" shall mean such Person. In the event that the Trust shall enter into more than one Swap Agreement, "Swap Counterparty" shall mean each counterparty of the Trust specified in the Trust Agreement.

         "Swap Default": The occurrence of an "Event of Default" (as defined in the Swap Agreement) under the Swap Agreement.

         "Swap Notional Amount":  As specified in the Trust Agreement.

         "Swap Payment Date":  As specified in the Trust Agreement.

         "Swap Rate":  As specified in the Trust Agreement.

         "Swap Rate Accrual Period": The Initial Swap Rate Accrual Period and each period from and including a Swap Payment Date to but excluding the next succeeding Swap Payment Date.

         "Termination Event":  As defined in the Swap Agreement.

         "Swap Termination Payment": Any amounts payable under the Swap Agreement in accordance with its terms, whether to or by the Trust, as the case may be, in consequence of an early termination of one or more Transactions under the Swap Agreement.

         "Trust Agreement": The schedule or schedules (which may be in the form of Schedules I, II and III attached to Exhibit A hereto) which contains information with respect to the particular terms of the Units, as well as the Swap Agreement, the Underlying Securities and any other Trust Property.

         "TIA":  The Trust Indenture Act of 1939, as amended.

         "Transaction":  As defined in the Swap Agreement.

         "Transfer": To sell, convey, assign, transfer, create, grant a lien upon and a security interest in and right of setoff against, deposit, set over, contribute and confirm to the Trustee pursuant to the Trust Agreement; and the terms "Transferred" and "Transferring" have the meanings correlative to the foregoing. A Transfer of any Underlying Securities or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Transferring party thereunder, including the first priority and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of such Underlying Securities and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Transferring party or otherwise, and generally to do and receive anything that the Transferring party is or may be entitled to do or receive thereunder or with respect thereto.

         "Trigger Amount":  As specified in the Trust Agreement.

         "Trust":  The trust created by the Trust Agreement.

         "Trust Agreement":  As defined in the preamble hereto.

         "Trust Property":  As defined in Section 3.01.

         "Trust Wind-up Event":  As defined in Section 9.02.

         "Trustee": LaSalle Bank National Association, a national banking association, or any co-trustee appointed pursuant to Section 10.10, until a successor Person shall have become the Trustee pursuant to the applicable terms of the Trust Agreement, and thereafter "Trustee" shall mean such successor Person.

         "Trustee Fee Letter": A letter agreement between the Trustee and the Depositor dated on or before the Closing Date setting forth the fees and expenses of the Trust and the Trustee which are subject to reimbursement by the Depositor.

         "Trustee Fees": The amount or amounts set forth in the Trustee Fee Letter.

         "UCC": The Uniform Commercial Code as in effect in the relevant jurisdiction or, with respect to the State of Louisiana, the equivalent body of statutory and common law.

         "Underlying Securities":  As specified in the Trust Agreement.

         "Underlying Security Accrual Period": The Initial Underlying Security Accrual Period and each period from and including a Underlying Security Payment Date to but excluding the next succeeding Underlying Security Payment Date.

         "Underlying Security Issuance Agreement": The indenture, fiscal agency agreement, or other agreement with respect to a Underlying Security which sets forth the covenants and agreements of the Underlying Security Issuer in connection with issuance of the Underlying Security.

         "Underlying Security Amount": With respect to each Underlying Security Payment Date, an amount equal to the accrued interest and/or other payment obligation calculated with reference to the applicable Underlying Security for the immediately preceding applicable Underlying Security Accrual Period at the applicable Underlying Security Rate.

         "Underlying Security Default": Unless otherwise specified in the Trust Agreement, (i) the acceleration of the outstanding Underlying Securities under the terms of the Underlying Securities and/or the applicable Underlying Security Issuance Agreement and failure to pay the accelerated amount on the acceleration date; (ii) the failure of the Underlying Security Issuer (or any applicable guarantor on its behalf) to pay an installment of principal of, or any amount of interest due on, the Underlying Securities after the due date thereof and after the expiration of any applicable grace period; (iii) the initiation by the Underlying Security Issuer or applicable guarantor of any proceedings seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor's rights; (iv) if not otherwise addressed in (iii), the passage of thirty (30) calendar days since the day upon which any person or entity initiates any proceedings against the Underlying Security Issuer or applicable guarantor seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor's rights and such proceeding has not been dismissed prior to such thirtieth day; or (v) other events specified in the Trust Agreement.

         "Underlying Security Issuer": As specified in the Trust Agreement.

         "Underlying Security Payment Date": As specified in the Trust
Agreement.

         "Underlying Security Rate":  As specified in the Trust Agreement.

         "Underlying Security Trustee": As specified in the Trust Agreement, if applicable.

         "Unit Account":  As defined in Section 3.05.

         "Unit Principal Balance": With respect to a Unit that is Outstanding, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Underlying Securities.

         "Unit Register" and "Unit Registrar": As respectively defined in
Section 5.03.

         "Unitholder" and "Holder": In the case of Registered Units, the Person in whose name a Unit is registered in the Unit Register on the applicable Record Date.

         "Units": The securities authorized by, and authenticated and delivered under, the Trust Agreement and evidenced by a certificate in the form or forms attached hereto as Exhibit B.

         "United States": The United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         "Warrant": A Call Option or other right specified in the Trust
Agreement.

         "U.S. Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

Certain additional defined terms have the meanings assigned thereto in other terms hereof.

         SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

                  (iii) "or" is not exclusive;

                  (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to the Trust Agreement as a whole and not to any particular Article, section or other subdivision;

                  (v) "including" means including without limitations; and

                  (vi) words in the singular include the plural and words in the plural include the singular.

         SECTION 1.03. Article and Section References. All article and section references used in the Trust Agreement, unless otherwise provided, are to articles and sections in the Trust Agreement. Any reference to "this Section" appearing within a particular paragraph of a section is a reference to such section as a whole.

                                   ARTICLE II

                Declaration of Trust; Entry into Swap Agreement;
                                Issuance of Units

         SECTION 2.01. Creation and Declaration of Trust; Assignment of Underlying Securities. (a) The Depositor, concurrently with the execution and delivery of the Trust Agreement, Transfers to the Trustee, in trust, on behalf and for the benefit of the Unitholders and without recourse, all the right, title and interest of the Depositor, including any security interest therein, in, to and under (i) the Underlying Securities, (ii) the Unit Account, including all income from the investment of funds in the Unit Account, (iii) all payments on or under and all proceeds of any of the foregoing (including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, causes of action, rights to payment of any and every kind and other forms of obligations, receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing) and (iv) all other assets included or to be included in the Trust Property; in each case except for any specified Retained Interest.

         (b)......In connection with the Transfer referred to in the preceding paragraph, the Depositor shall, not later than the Closing Date, (i) deposit the Underlying Securities with the Trustee by physical delivery of such Underlying Securities, duly endorsed, to the Trustee or cause the Underlying Securities to be registered by book-entry in the name of the Trustee provided that the book-entry depositary will be an agency of the United States, DTC or another book-entry institution acceptable to the Depositor and (ii) with respect to each such Underlying Security, deliver or cause to be delivered to the Trustee all documents necessary to transfer such Underlying Security to the Trustee. In the event that the Depositor is unable to deliver any of the Underlying Securities on the Closing Date, the Depositor will execute a due bill in favor of the Trustee in respect of such Underlying Security. The Depositor will be required to (i) deliver the Underlying Security to the Trustee no later than the tenth Business Day succeeding the applicable Closing Date and (ii) if applicable, to pay or cause to be paid to the Trustee the amount of any distributions paid on such Underlying Securities after the Closing Date and prior to the date of delivery of such Underlying Security. If the record date or other terms for any Underlying Security require that the Depositor shall be entitled to receive any payment to which the Trust is entitled in whole or in part, the Depositor shall transfer within one Business Day, the applicable portion of such amount allocable to the Trust to the Trustee.

         (c) The Guarantor shall deliver the Guarantee to the Trustee for the benefit of the Unitholders.

         (d) The Transfer of the Underlying Securities by the Depositor accomplished by the Trust Agreement is absolute (other than with respect to any Retained Interest) and is intended by the parties thereto as a sale as further provided in Section 3.03.

         SECTION 2.02. Entry into Swap Agreement and Distribution Agreement. Concurrently with the execution of the Trust Agreement, the Trust shall (i) execute and deliver the Swap Agreement and each Transaction thereunder, if any,
(ii) accept the Guarantee and (iii) if applicable, enter into any Distribution Agreement with each Distribution Participant. It shall be a condition to the effectiveness of the Trust Agreement that the Swap Agreement be effective as of the date of the Trust Agreement. The Trustee shall, on behalf of the Trust, perform the obligations of the Trust under the Swap Agreement in accordance with its terms and shall make demands under the Guarantee immediately upon obtaining notice of a payment default under the Swap Agreement by the Swap Counterparty. The Trustee and the Depositor agree, and each Unitholder by acquiring its Units shall be deemed to agree, that the Swap Agreement does not represent an ownership interest in the Trust or its assets and that none of them shall treat the Swap Agreement as an ownership interest for the Trust for any purpose. Except as expressly set forth in this Trust Agreement and in the Swap Agreement, the receipt by the Trustee of the Underlying Securities and the execution by the Trustee of the Swap Agreement shall not constitute and is not intended to result in an assumption by the Trustee or any Unitholder of any obligation of the issuer of the Underlying Securities or the Swap Counterparty or any other Person in connection with the Underlying Securities or the Swap Agreement or under any agreements or instruments relating to any of them.

         SECTION 2.03. Acceptance by Trustee. The Trustee will acknowledge receipt by it of (i) the Underlying Securities and the related documents referred to in Section 2.01, now existing or hereafter acquired, (ii) the Swap Agreement, (ii) the Guarantee and (iv) the documents specified in the Swap Agreement (in Part 3 of the Schedule to the 1992 Master Agreement), and declares that it will hold such assets and all other assets comprising the Trust Property in trust, for the exclusive use and benefit of all present and future Unitholders and for the purposes and subject to the terms and conditions set forth in the Trust Agreement, including the Trustee's obligations, as and when they may arise, (I) to pay any amount due from the Trust under the Swap Agreement, which obligations shall be and hereby are designated to be secured, under the terms of the Swap Agreement, by a pledge of all of the Trust Property,
(II) to pay Extraordinary Trust Expenses and (III) to make distributions to the Unitholders in accordance with Section 4.01.

         SECTION 2.04. Representations and Warranties of the Depositor. The Depositor represents and warrants to the Trustee that as of the Closing Date or as of such other date otherwise specifically provided in the Trust Agreement:

                  (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) to the Depositor' knowledge after the inquiry, there are not any liens or encumbrances on the Underlying Securities immediately prior to the time of Transfer except those created by the Trust Agreement;

                  (iii) the execution and delivery of the Trust Agreement by the Depositor and its performance of and compliance with the terms thereof will not violate the Depositor' articles of incorporation or By-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor or any of its assets is bound;

                  (iv) to the Depositor' knowledge after due inquiry, the Depositor has the full power and authority to enter into and consummate all transactions contemplated by the Trust Agreement, has duly authorized the execution, delivery and performance of the Trust Agreement and has duly executed and delivered the Trust Agreement. The Trust Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

                  (v) to the Depositor' knowledge after due inquiry, the Depositor is not in violation, and the execution and delivery of the Trust Agreement by the Depositor and its performance and compliance with the terms of the Trust Agreement will not constitute a violation, of any order decree of any court or any order or regulation of any Federal, State, municipal or governmental agency having jurisdiction over the Depositor or its properties, which violation would reasonably be expected to have a material and adverse effect on the duties and obligations of the Depositor under the Trust Agreement.

         It is understood and agreed that the representations and warranties of the Depositor set forth in this Section shall survive delivery of the respective documents to the Trustee and shall inure to the benefit of the Trustee on behalf of the Unitholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Guarantor, or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Unitholders, the party discovering such breach shall give prompt written notice thereof to the other parties.

         SECTION 2.05. Breach of Representation or Warranty. Upon the earlier of discovery by the Depositor or receipt of notice by the Depositor of a breach of any representation or warranty of the Depositor set forth in Section 2.04 that materially and adversely affects the rights of the Unitholders to receive distributions under the Trust Agreement when due and payable, the Depositor shall notify the Rating Agencies of such breach. The Depositor shall cure such breach in all material respects within two Business Days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of such breach.

         SECTION 2.06. Agreement to Authenticate and Deliver Units. The Trustee agrees and acknowledges that it will, concurrently with the Transfer to and receipt by it of the Underlying Securities and the Guarantee and delivery to it by the Depositor of the executed Trust Agreement and by the Swap Counterparty of the executed Swap Agreement, cause to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Underlying Securities and such other assets constituting the Trust Property, cash in an amount equal to the premium or other net payments to the Trust on the Closing Date under any Swap Agreement and Units duly executed and authenticated by or on behalf of the Trustee in authorized denominations evidencing ownership of the entire Trust Property, all in accordance with the terms and subject to the conditions of
Section 5.02.

                                   ARTICLE III

               Trust Powers; Administration of the Trust Property

         SECTION 3.01. Trust Property. (a) The "Trust Property" with respect to a Trust will consist of: (i) the related Underlying Securities and all payments on or collections in respect of such Underlying Securities due after a specified "Cut-off Date" set forth in the Trust Agreement; (ii) all the Trustee's right, title and interest under any Swap Agreement and any related Guarantee; (iii) all the Trustee's right, title and interest in any related Credit Support, if any;
(iv) all Permitted Investments and all funds from time to time deposited in certain segregated accounts held by the Trustee in trust and for the benefit of the Unitholders representing interests in such Trust; and (v) any other asset described in the Trust Agreement as constituting a portion of such Trust Property, in each case exclusive of any Retained Interest.

         (b) The Trust Property for a given Series of Units and the related Trust will not constitute Trust Property for any other Series of Units and the related Trust and the Units of each Class of a given Series possess an equal and ratable undivided ownership interest in such Trust Property. The Trust Agreement may, however, specify that certain assets constituting a part of the Trust Property relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Trust Property.

         SECTION 3.02. Administration of the Trust. (a) The Trustee shall administer the Trust Property for the benefit of the Unitholders. In engaging in such activities, the Trustee shall follow or cause to be followed collection procedures in accordance with the terms of the Trust Agreement, the Underlying Securities, the Swap Agreement, the indemnification offered by the Depositor pursuant to Section 10.05(b) and the Guarantee. The duties of the Trustee shall be performed in accordance with applicable local, State and Federal law.

         (b) Subject to Article X, the Trustee is hereby authorized to perform, and from time to time hereafter, shall perform only those acts which are described in the Trust Agreement as obligations of the Trustee. Notwithstanding the generality of the foregoing, the Trustee is hereby specifically authorized to do the following on behalf of the Trust: to issue the Certificates evidencing Units; to execute and deliver and perform its obligations and exercise its rights under the Swap Agreement; to establish and maintain the Unit Account hereunder; to accept delivery of the Underlying Securities and the Swap Agreement; to pledge the assets of the Trust (including the Underlying Securities) to secure the obligations of the Trust including obligations under the Swap Agreement; to sell the Underlying Securities through the Selling Agent in accordance with Section 9.05; to make Permitted Investments pursuant to Section 3.06; to liquidate the Trust pursuant to Article IX and to make distributions pursuant to Article IV.

         (c) Notwithstanding anything to the contrary herein, the Trust shall not engage in any business or activities other than receiving the Underlying Securities and any Credit Support or other Trust Property and entering into the Swap Agreement as provided herein, holding the Underlying Securities, the Swap Agreement and any Credit Support (or other Trust Property), issuing Certificates evidencing Units, making Permitted Investments in accordance with Section 3.06 and performing its obligations hereunder and under the Swap Agreement; provided, however, that during its existence the Trust shall not engage in any business or activity which will cause it to be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, or to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

         (d) The Trustee shall not sell, assign, pledge or otherwise transfer the Underlying Securities, the Swap Agreement, any Credit Support or other Trust Property, or any interest of the Trust therein, to any Person or Persons, except to a successor trustee as provided in Section 10.07, through the Selling Agent in accordance with Section 9.05, in accordance with Section 10.02(a)(x), as required under any Swap Agreement or as otherwise expressly permitted hereunder. This section shall not be construed to prohibit transfers of the Units.

         (e) The Trustee shall have the legal power to exercise all of the rights, powers and privileges of holders of the Underlying Securities in which the Units evidence an interest; provided, however, that the exercise of such powers shall be subject to the provisions of this Section 3.02, Article X and the other provisions hereof. However, neither the Trustee (except as specifically provided herein or in the TIA) nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of Underlying Securities or Units.

         (f) Except for actions expressly authorized by the Trust Agreement, the Trustee shall not take actions reasonably likely to (nor fail to take actions, if such failure would be reasonably likely to) (i) impair the interests of the Trust in any Underlying Security, any Credit Support, the Swap Agreement or the Guarantee (or any other Trust Property); (ii) impair the value of any Underlying Security, any Credit Support, the Swap Agreement or the Guarantee (or any other Trust Property); or (iii) alter the classification of a Trust for U.S. federal income tax purposes.

         (g) Except as expressly provided in the Trust Agreement, the Trustee shall have no power to vary the corpus of the Trust Property including by (i) accepting any substitute obligation or asset for a Underlying Security or any Credit Support, (ii) entering into any amendment or modification of the Swap Agreement or the Underlying Securities, (iii) accepting any substitute guarantee for the Guarantee, (iv) adding any other investment, obligation or security to the Trust Property, (v) withdrawing from the Trust Property any Underlying Securities or Credit Support, (vi) terminating the Swap Agreement except in accordance with its terms or (vii) rejecting or otherwise failing to accept the continuing benefits of the Guarantee.

         SECTION 3.03. Collection of Certain Underlying Security Payments. The Trustee shall make reasonable efforts to collect all payments required to be made pursuant to the terms of the Underlying Securities in a manner consistent with the terms of the Trust Agreement and such Underlying Securities.

         SECTION 3.04. Sale. The parties hereto agree and intend that the Transfer of Underlying Securities, the Swap Agreement and all proceeds of any of the foregoing shall be treated as a sale and purchase by the Trust and not a loan or a pledge to secure a loan. If for any reason such Transfer is deemed to be a loan or a pledge to secure a loan, the parties intend that the Trust Agreement shall be a security agreement pursuant to which there shall be deemed to have been granted to the Trustee a security interest in all right, title and interest in the Underlying Securities, the Swap Agreement and all proceeds of any of the Trust Property granted in favor of the Swap Counterparty pursuant to the Swap Agreement and to the obligation of the Trust to pay Extraordinary Trust Expenses. If the Trust terminates prior to the satisfaction of the claims of any Unitholder under any Unit, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Unitholder, subject to the prior security interest of the Swap Counterparty under the Swap Agreement and to the terms of the Trust Agreement.

         SECTION 3.05. Unit Account. (a) The Trustee shall establish and maintain one or more Eligible Accounts (collectively, the "Unit Account"), held in trust for the benefit of the Unitholders and, subject to any security interest in the Trust Property granted in favor of the Swap Counterparty pursuant to the Swap Agreement and the obligation of the Trust to pay Extraordinary Trust Expenses. The Trustee, on behalf of the Unitholders, shall possess all right, title and interest in all funds on deposit from time to time in the Unit Account and in all proceeds thereof, subject to any security interest in the Trust Property granted in favor of the Swap Counterparty pursuant to the Swap Agreement and the obligation of the Trust to pay Extraordinary Trust Expenses. The Unit Account shall be under the sole dominion and control of the Trustee. The Trustee shall deposit or cause to be deposited in the Unit Account all amounts collected with respect to the Underlying Securities, Swap Agreement and the Guarantee including:

                  (i) all payments received by the Trustee on account of principal of the Underlying Securities;

                  (ii) all payments received by the Trustee on account of interest (if any) on the Underlying Securities;

                  (iii) all payments received by the Trustee on account of premium (if any) on the Underlying Securities;

                  (iv) all Swap Amounts and all other payments, if any, received by the Trustee on account of the Swap Agreement;

                  (v) the Unit Principal Balance, if applicable;

                  (vi) all payments received by the Trustee on account of the Guarantee; and

                  (vii) it is understood and agreed that payments in the nature of prepayment or redemption penalties, late payment charges or assumption fees which may be received by the Trustee shall be deposited by the Trustee in the Unit Account and shall not be retained by the Trustee for its own account.

         If, at any time, a formerly Eligible Account no longer fulfills the definition of Eligible Account, the Trustee shall within five Business Days or by the next Distribution Date, whichever comes earlier, establish a new Unit Account meeting the conditions specified above and transfer any cash and any investments on deposit in the Unit Account to such new Unit Account, and from the date such new Unit Account is established, it shall be the Unit Account.

         (b) The Trustee shall give notice to the Depositor and the Rating Agencies of the location of each Eligible Account constituting the Unit Account prior to any change thereof.

         (c)      Additional Representations of the Trustee and the Securities
Intermediary:

                  (i) The Unit Account is a "securities account" within the meaning of Section 8-501 of the UCC and is held only in the name of the Trust. The Securities Intermediary is acting with respect to the Unit Account in the capacity of a "securities intermediary" within the meaning of Section 8-102(a)(l4) of the UCC.

                  (ii) All Underlying Securities have been (i) delivered to the Securities Intermediary pursuant to the Trust Agreements; (ii) credited to the Unit Account; and (iii) registered in the name of the Securities Intermediary or its nominee, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary. In no case will any Underlying Securities or other financial asset credited to a Unit Account be registered in the name of the Depositor, payable to the order of the Depositor or specially indorsed to the Depositor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

                  (iii) The Unit Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the account.

                  (iv) The Securities Intermediary hereby agrees that the Underlying Securities credited to the Unit Account shall be treated as a "financial asset" within the meaning of Section 8-l02(a)(9) of the UCC.

                  (v) If at any time the Securities Intermediary shall receive any order from the Trustee directing the transfer or redemption of any Underlying Securities on deposit in any Unit Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Depositor or any other Person. The Securities Intermediary shall take all instructions (including without limitation all notifications and entitlement orders) with respect to each Unit Account solely from the Trustee.

         (d)      The Securities Intermediary hereby confirms and agrees that:

                  (i) There are no other agreements entered into between the Securities Intermediary and the Depositor with respect to any Unit Account;

                  (ii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to any Unit Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-l02(a)(8) of the UCC) of such other Person; and

                  (iii) It has not entered into, and until the termination of the Trust Agreements will not enter into, any agreement with the Depositor or the Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth above

         (e)      The Trustee hereby represents and warrants as follows:

                  (i) The Trustee maintains its books and records with respect to its securities accounts in the State of Illinois; and

                  (ii) The Trustee has not granted any lien on the Underlying Securities nor are the Underlying Securities subject to any lien on properties of the Trustee in its individual capacity; the Trustee has no actual knowledge and has not received actual notice of any lien on the Underlying Securities (other than any liens of the Trustee in favor of the beneficiaries of the Trust Agreements); other than the interests of the Unitholders and the potential interests of the Call Option holders, the books and records of the Trustee do not identify any Person as having an interest in the Underlying Securities.

                  (iii) The Trustee makes no representation as to (i) the validity, legality, sufficiency or enforceability of any of the Underlying Securities or (ii) the collectability, insurability, effectiveness or suitability of any of the Underlying Securities.

         (f) The Depositor hereby represents and warrants to the Trustee as follows (with respect to the Closing Date and any additional issuance):

                  (i) Immediately prior to the transfer of the Underlying Securities to the applicable Trust, the Depositor owned and had good and marketable title to the Underlying Securities free and clear of any lien, claim or encumbrance of any Person.

                  (ii) The Depositor has received all consents and approvals required by the terms of the Underlying Securities to the transfer to the Trustee of its interest and rights in the Underlying Securities as contemplated by the Trust Agreements.

                  (iii) The Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Underlying Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released), except such interests granted pursuant to the Trust Agreements. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of the Underlying Securities, other than any such filings pursuant to the Trust Agreements. The Depositor is not aware of any judgment or tax lien filings against Depositor.

         SECTION 3.06. Investment of Funds in the Accounts. The Depositor, on behalf of the Trust, may direct in writing the Trustee or any depositary institution maintaining the Unit Account, if any, and any other segregated account the contents of which are held for the benefit of the Trust (each, an "Account") to invest the funds therein in one or more Permitted Investments bearing interest or sold at a discount, which shall be held to maturity unless payable on demand. If the Depositor does not provide any investment directions to the Trustee, then the Trustee shall invest funds held in any Account in the Permitted Investments specified in clause (i) of the definition thereof upon receipt of such funds. Such funds shall be invested in Permitted Investments that will mature at least one Business Day prior to the next Distribution Date.

         SECTION 3.07. Retained Interest. The Retained Interest, if any, in any Underlying Security or other Trust Property shall initially be held by the Person so specified in the Trust Agreement and to the extent specified therein. The Retained Interest will be established on an asset-by-asset basis. With respect to each Underlying Security, unless otherwise specified in the Trust Agreement, the Retained Interest shall be deducted by the Trustee from applicable collections in respect of such Underlying Security or other Trust Property. Unless otherwise provided in the Trust Agreement, collections in respect of Retained Interest shall not be deposited in the Unit Account and shall not constitute a part of the Trust, but shall instead be distributed to the holder of such Retained Interest; provided, however, that the Trust Agreement with respect to which there is a Retained Interest may provide that commingled amounts received in respect of Underlying Securities and the related Retained Interest may initially be deposited in separate and discrete accounts established by the Trustee.

         SECTION 3.08. Access to Certain Documentation. The Trustee shall provide to any Federal, State or local regulatory authority that may exercise authority over the Depositor, the Swap Counterparty, the Guarantor or any Unitholder access to the documentation regarding the Underlying Securities, the Swap Agreement and the Guarantee required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Trustee designated by it. In addition, access to the documentation regarding the Underlying Securities, the Swap Agreement and the Guarantee will be provided to the Depositor, the Swap Counterparty, the Guarantor or any Unitholder upon reasonable request during normal business hours at the offices of the Trustee designated by it at the expense of the Person requesting such access.

                                   ARTICLE IV

                    Distributions and Reports to Unitholders

         SECTION 4.01. Distributions. On each Distribution Date for the Units (including the Scheduled Final Distribution Date), the Trustee shall distribute the pro rata portion of the Available Funds in the Unit Account allocable to each Unitholder.

         SECTION 4.02. Reports to Unitholders and Others. (a) Unless otherwise specified in the applicable Trust Agreement, on each Distribution Date the Trustee shall forward or cause to be forwarded to the Depositor, each Rating Agency, if any, each Swap Counterparty, each holder of Call Rights, and each Unitholder a statement setting forth:

                  (i) the amount of such distribution to Unitholders allocable to principal of or interest or premium, if any, on the Units;

                  (ii) if applicable, the Interest Rate applicable to such Distribution Date and the amount of any scheduled payment of principal applicable to such Distribution Date;

                  (iii) the aggregate stated principal amount of the Underlying Securities as of the Distribution Date and, if applicable, the interest rate applicable to the Underlying Securities for the Underlying Security Accrual Period therefor next beginning;

                  (iv) the amount received by the Trustee on the related Underlying Securities for the Underlying Security Accrual Period therefor last ended;

                  (v) the amounts of and the recipients of any payments under the Swap Agreement for the Swap Rate Accrual Period last ended;

                  (vi) if applicable and feasible, the new Swap Rate applicable to the Swap Rate Accrual Period next beginning;

                  (vii) the aggregate Unit Principal Balance (or Notional Amount, if applicable) at the close of business on such Distribution Date;

                  (viii) if the ratings of the Units or the underlying securities are specified in the applicable prospectus supplement, the current ratings of the Units or the underlying securities, as applicable, if different from the ratings provided in the prospectus supplement and the names of the rating agencies that assigned such ratings;

                  (ix) the cumulative amount of Extraordinary Trust Expense, if any, as of that Distribution Date;

                  (x) with respect to any Trust having Trust Property which includes Credit Support, any change in the available amount of each element of Credit Support; and

                  (xi) any additional information relevant to the Unitholders as specified in the Trust Agreement.

In the case of information furnished pursuant to clause (i) above, any amount shall be expressed as a Dollar amount (or the equivalent thereof in any other Specified Currency) per minimum denomination of Units or for such other specified portion thereof.

The Trustee will file a copy of such report with the SEC on Form 8-K within the time limits prescribed by such form, otherwise in compliance with SEC rules applicable to the trust, or as otherwise advised by counsel.

Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during each such calendar year was a Unitholder a statement containing the information set forth in clause
(i) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Unitholder which statement shall contain sufficient information to allow Unitholders to calculate their U.S. federal income tax liability with respect to the Units. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall have been provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

         (b) At any time when the Trust is not subject to Section 13 or 15(d) of the Exchange Act, upon request to the Trustee by a Unitholder or a prospective purchaser from a Unitholder of the information required by Rule 144A(d)(4)(i) of the Securities Act, the Trustee shall promptly notify the Depositor of such request, and the Depositor shall promptly thereafter provide such information to the Trustee, and the Trustee shall furnish such information to such Unitholder or prospective purchaser, provided, that for purposes of this
Section 4.02(b), the information required by Rule 144A(d)(4)(i) shall be as interpreted in Release No. 33-6862, Part D, i.e., basic, material information concerning the structure of the Trust, the Units and distributions in respect thereof, and the nature and performance of the Underlying Securities, the Swap Agreement and any other assets of the Trust.

         (c) The Trustee will deliver to Unitholders, each Swap Counterparty and any Credit Support Provider copies of all notices and communications it receives from each Underlying Security Issuer within three (3) Business Days of receipt, including notice of any redemption of or self-tender for the Underlying Securities by the Underlying Security Issuer. The Trustee will also notify the Unitholders of any exercise of any call rights with respect to the Underlying Securities by a Swap Counterparty under the terms of a Swap Agreement.

         (d) If so specified in the Trust Agreement commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Trust Property during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Trust Agreement, which date shall not be more than one year after the related original issue date with respect to such Units) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

         The Trust Agreement may also provide for delivery to the Depositor, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Units. Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Unitholders without charge upon written request to the Trustee.

         (e) If the Trust Agreement provides the Units are subject to the right of one or more specified Persons to purchase all or a portion of the Units of a given Series (a "Call Option") and designates such Series a "Callable Series", then after receiving notice of the exercise of such a call right, the Trustee will provide notice thereof as provided in the Trust Agreement. The Trustee and the Depositor agree, and each Unitholder by acquiring its Units shall be deemed to agree, that the Call Option does not represent an ownership interest in the Trust or its assets and that none of them shall treat the Call Option as an ownership interest in the Trust for any purpose.

         (f) If required by TIA Section 313(a), within 60 days after December 31 of each year, the Trustee shall mail to (i) each Unitholder as required by TIA Section 313(c) and (ii) the Depositor, a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). A copy of any report delivered pursuant to this
Section 4.02(f) shall, at the time of its mailing to Unitholders and the Depositor, be filed by the Trustee with the Commission and each stock exchange, if any, on which the Units are listed. The Depositor shall notify the Trustee if and when the Units are listed on any stock exchange.

         SECTION 4.03. Calculation of Interest Rates. Unless otherwise specified in the Trust Agreement, the Interest Rate applicable to the Units will be the equivalent floating rate applicable to payments received by the Trust under any related Swap Agreement (as determined by the Swap Calculation Agent) or under the Underlying Securities. If the Trust Agreement specifies a Calculation Agent, the Calculation Agent shall calculate the Interest Rate applicable to the Units from time to time as specified in the Trust Agreement. All determinations of interest by the Calculation Agent hereunder shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Units. Each of the protections, releases, indemnities and other terms applicable to the Trustee under Section 10.01, 10.02, 10.03 and 10.05 shall apply to the Calculation Agent in connection with its actions as Calculation Agent for the Trust.

         SECTION 4.04. Compliance with Tax Reporting and Withholding Requirements. Unless otherwise specified in the Trust Agreement, the Trustee shall file or cause to be filed, within the time limits established by law, federal and state income tax returns and information statements as a grantor trust for each of Trust's taxable years. The Trust's taxable year shall be the calendar year. Notwithstanding any other provision of the Trust Agreement to the contrary, the Trustee shall comply with all Federal withholding requirements respecting distributions to, or receipts of amounts on behalf of, Unitholders and pursuant to the Swap Agreement that the Trustee reasonably believes are applicable under the Code. The consent of Unitholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount distributions thereof to any Unitholder pursuant to Federal withholding requirements, the Trustee shall indicate in the statement required pursuant to Section 4.02 the amount so withheld.

         SECTION 4.05.  Preservation of Information, Communications to Holders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Unitholders contained in the most recent list furnished to the Trustee and the names and addresses of Unitholders received by the Trustee in its capacity as Unit Registrar. The Trustee may destroy any list furnished to it as provided upon receipt of a new list.

         (b) Unitholders shall have the right to communicate pursuant to TIA
Section 312(b) with other Unitholders with respect to their rights under this Agreement or under the Certificates.

         (c) Irrespective of whether the TIA shall apply to this Agreement, the Depositor, the Trustee, the Paying Agent and the Unit Registrar shall have the protections provided pursuant to TIA Section 312(c).

                                    ARTICLE V

                                    The Units

         SECTION 5.01. The Units. (a) The Units may be issued in the form of and be represented by definitive certificates substantially in the form of Exhibit B1 hereto (a "Certificate") or by one or more Global Securities. Unless otherwise specified in the applicable Trust Agreement, Units initially offered for sale pursuant to an effective registration statement under the Securities Act will be issued in denominations of $25 and in integral multiples of $25 in excess thereof. Unless otherwise specified in the applicable Trust Agreement, Units initially offered pursuant to an exemption from the registration requirements of the Securities Act will be issued in denominations of $100,000 and in integral multiples of $1,000 in excess thereof. The authorized denomination of Units having a Specified Currency other than U.S. dollars will be set forth in the applicable Trust Agreement. All Units of the same Class shall be identical in all respects except for the denominations thereof. All Units issued under the Trust Agreement shall be in all respects equally and ratably entitled to the benefits thereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the Trust Agreement. No additional interests in the Trust other than the Units shall be issued hereunder, except in accordance with Section 5.04. The Units in the aggregate may be subject, to the extent provided in the Trust Agreement, to Call Option.

         (b) The Units issued under a Trust Agreement may be limited to a single class, or, if so specified in the Trust Agreement, a Series of Units may include two or more Classes differing as to entitlement to distributions of principal, interest or premium and one or more Classes may be subordinated in certain respects to other Classes of such Series with respect to allocation of losses arising from any defaults with respect to the Trust Property.

                  Each Series and Class of Units may be issued as Registered Units in definitive form or as one or more Global Securities. Unless otherwise specified in the Trust Agreement, all Units of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, DTC, Euroclear, Clearstream, or another Depositary. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Global Securities representing Registered Units will be registered in the name of a nominee of the Depositary, and will clear and settle in book-entry form only through the facilities of one or more Depositaries. Unless and until it is exchanged in whole or in part for the individual Units represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         SECTION 5.02. Execution, Authentication and Delivery. (a) The Units shall be executed on behalf of the Trust by the Trustee by a Responsible Officer. The signature of any Responsible Officer may be manual or facsimile. Units bearing the manual or facsimile signature of individuals who were at any time Responsible Officers shall be binding, notwithstanding that such individuals or any of them have ceased to be a Responsible Officer prior to the authentication and delivery of such Units or were not Responsible Officers at the date of such Units.

         (b) The Trustee shall not be required to authenticate any Units if the issuance of such Units pursuant to the Trust Agreement will adversely affect the Trustee' own rights, duties or immunities under the Trust Agreement.

         (c)      Each Unit shall be dated as of the date of its authentication.

         (d) Subject to Section 5.10(c), no Unit shall be entitled to any benefit under the Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Unit a certificate of authentication substantially in the form as contained in the form of Unit attached to the Trust Agreement as Exhibit B1 executed by the Trustee by the manual signature of one of its Responsible Officers, and such certificate upon any Unit shall be conclusive evidence, and the only evidence, that such Unit has been duly authenticated and delivered under the Trust Agreement and is entitled to the benefits of the Trust Agreement. Any Unit duly authenticated and delivered to the Depositor under the Trust Agreement shall be fully paid and non-assessable for all purposes.

         SECTION 5.03. Registration; Registration of Transfer and Exchange. (a) The Trustee shall cause to be kept a register for Registered Units (the registers maintained in such office and in any other office or agency of the Trustee from which distributions are made being herein sometimes collectively referred to as the "Unit Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Unit Registrar") shall provide for the registration of Registered Units and the registration of transfers and exchanges of Registered Units. The Trustee is hereby initially appointed Unit Registrar for the purpose of registering Registered Units and transfers and exchanges of Registered Units as herein provided and the Trustee shall remain Unit Registrar for such purposes until the earlier to occur of (i) the appointment by the Depositor of a different Unit Registrar, (ii) the resignation or termination of the Trustee and appointment of a successor trustee in accordance with Section 10.07, in which case such successor trustee shall assume the duties of Unit Registrar and (iii) the termination of the Trust and discharge of the Trustee' obligations under the Trust Agreement in accordance with the applicable terms of Articles IX and XI; provided, however, that the Trustee may appoint one or more Co-Unit Registrars. Upon any resignation of any Unit Registrar appointed by the Depositor pursuant to clause (i) above, the Trustee shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Unit Registrar.

         Upon (i) the appointment by the Depositor of a Person other than the Trustee as Unit Registrar, (ii) the appointment of any Co-Unit Registrar or
(iii) any change in the identity of the Unit Registrar or any Co-Unit Registrar, the Depositor will in each case give each of the Trustee and each Rating Agency, if any, written notice within three Business Days of any such appointment or change and of the location, and any change in the location, of the Unit Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Unit Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Registered Units and the principal amounts and numbers of such Registered Units.

         Upon surrender for registration of transfer of any Registered Unit at the office or agency of the Trustee, if the requirements of Section 8-401(1) of the Uniform Commercial Code are met to the Trustee's satisfaction, and subject to the transfer restrictions set forth in Section 5.11 hereof, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Units of any authorized denominations, of a like aggregate Unit Principal Balance. All transfers of Registered Units are subject to the approval of the Trustee and the Trustee shall not register any transfer of Registered Units if such transfer would violate any provision of the Trust Agreement.

         (b) At the option of the Holder, Registered Units may be exchanged for other Registered Units of any authorized denomination or denominations of like tenor and aggregate Unit Principal Balance upon surrender of the Registered Units to be exchanged at the office or agency of the Trustee maintained for such purpose. Whenever any Registered Units are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Registered Units that the Holder making the exchange is entitled to receive.

         All Registered Units issued upon any registration of transfer or exchange of Units shall constitute complete and indefeasible evidence of ownership in the Trust Property and be entitled to the same benefits under the Trust Agreement as the Units surrendered upon such registration of transfer or exchange.

         (c) Every Registered Unit presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Unit Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city in which the Corporate Trust Office is located, or by a member firm of a national securities exchange, and such other documents as the Trustee may require.

         No service charge shall be made to a Holder for any registration of transfer or exchange of Units, but the Trustee may require payment by the Holders of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Units.

         SECTION 5.04. Mutilated, Destroyed, Lost and Stolen Units. If (i) any mutilated Unit is presented to the Depositor and the Trustee or (ii) the Depositor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Unit, and there is delivered to the Depositor and the Trustee such security or indemnity as they may require to save each of them and any Paying Agent harmless, and neither the Depositor nor the Trustee receives notice that such Unit has been acquired by a protected purchaser or other bona fide purchaser, then, in each case, the Trustee, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Unit, a new Unit of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, so that neither gain nor loss in interest shall result from such exchange or substitution.

         Upon the issuance of any new Unit under this Section, the Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Unit issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Property, whether or not the destroyed, lost or stolen Unit shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Trust Agreement equally and proportionately with any and all other Units, if any, duly issued thereunder.

         The terms of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Units.

         SECTION 5.05. Distributions in Respect of Units. (a) Any per Unit amount in respect of a Registered Unit that is payable and is punctually paid or duly provided for on any Distribution Date or any other date shall be distributed to the Person in whose name such Registered Unit (or one or more Predecessor Units) is registered at the close of business on the related Record Date notwithstanding the cancellation of such Registered Unit upon any transfer or exchange subsequent to such related Record Date. Distributions on Registered Units shall be made, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated in writing by a Holder, or, in the case of distributions of Underlying Securities in kind, by delivery of such Underlying Securities to any DTC or other depositary account designated in writing by a Holder, or, if such arrangements with respect to any Holder are not so made no later than 15 calendar days prior to the applicable Distribution Date, at the Corporate Trust Office (with respect to the final distribution and distributions in kind of Underlying Securities) or by check mailed to the address of the Person entitled thereto as such address shall appear in the Unit Register.

         (b) Subject to the foregoing terms of this Section, each Unit delivered under the Trust Agreement upon transfer of or in exchange for or in lieu of any other Unit shall carry the rights to amounts to be distributed that are accrued and undistributed, and to accrue, that were carried by such other Unit.

         SECTION 5.06. Persons Deemed Owners. Subject to Section 5.05 and except for the final distribution, the Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name any Registered Unit is registered as the owner of such Unit on the related Record Date for the purpose of receiving distributions of principal of (and premium, if any) and (subject to Section 5.05) interest, if any, on such Unit and for all other purposes whatsoever, whether or not such Unit be overdue, and neither the Depositor, the Trustee, nor any agent of the Depositor or the Trustee shall be affected by notice to the contrary. All distributions made to any such Holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys distributable upon such Unit.

         SECTION 5.07. Cancellation. All Units surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. No Units shall be authenticated in lieu of or in exchange for any Units canceled as provided in this Section, except as expressly permitted by the Trust Agreement.

         SECTION 5.08. Currency of Distributions in Respect of Units; Redenomination. (a) Except as provided in (b) below, distributions of the principal of (and premium and interest, if any) on the Units will be made in the Specified Currency.

         (b) Except as set forth below or unless otherwise provided in the Trust Agreement, if distributions in respect of a Unit are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Depositor or the Trustee or their respective Affiliates, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community (other than under the circumstances described in (c)), then all distributions in respect of such Unit shall be made at a time and in a manner determined by the Exchange Rate Agent in its sole discretion, which may be in the Specified Currency at such time as such currency is again available or so used or in such other currency and at such rates as the Exchange Rate Agent shall determine.

         Each of the protections, releases, indemnities and other terms applicable to the Trustee under Section 10.01, 10.02, 10.03 and 10.05 shall apply to the Exchange Rate Agent in connection with its actions as Exchange Rate Agent for the Trust.

         SECTION 5.09. Appointment of Paying Agent. (a) The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Units. Any such Paying Agent shall be authorized to make distributions to Unitholders pursuant to the Trust Agreement and shall report the amounts of such distributions to the Trustee. The Trustee may remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under the Trust Agreement in any material respect or if the Paying Agent fails to satisfy the eligibility requirements set forth in paragraph (b) of this Section. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Depositor and acceptable to the Trustee. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trustee. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent and shall provide written notice of such appointment to the Rating Agencies, if any. The Trustee shall cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for distribution to the Unitholders in an Eligible Account in trust for the benefit of the Unitholders entitled thereto until such sums shall be distributed to such Unitholders. The Paying Agent shall return all. unclaimed funds to the Trustee within two years from the time such funds were first eligible to be claimed and promptly upon removal shall also return all funds in its possession to the Trustee.

         (b) The Paying Agent shall at all times be a corporation or an association, the combined capital and surplus of which is at least $50,000,000 and the long-term debt obligations of which are rated in one of the four highest categories assigned long-term debt obligations by each of the Rating Agencies, and is subject to supervision of examination by Federal or State authority. If such corporation or association publishes reports of conditions at least annually, pursuant to combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In the event that at any time the Paying Agent shall cease to be eligible in accordance with the terms of this paragraph, the Paying Agent shall release all Trust Property to the Trustee and then resign immediately. Upon such resignation, the Trustee shall act as Paying Agent until the appointment of a successor Paying Agent in accordance with paragraph (c) of this Section.

         (c)      The terms of Sections 10.01, 10.02, 10.03, 10.05 and 10.06 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent.

         (d) Any reference in the Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 5.10. Authenticating Agent. (a) The Trustee may appoint any one or more Authenticating Agents (each, an "Authenticating Agent") with respect to the Units which shall be authorized to act on behalf of the Trustee in authenticating the Units in connection with the issuance, delivery and registration or transfer or exchange of the Units. Whenever reference is made in the Trust Agreement to the authentication of Units by the Trustee or the Trustee's unit of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor.

         (b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filling of any power or any further act on the part of the Trustee or such Authenticating Agent. An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee, the Depositor and the Rating Agencies. The Trustee may at any time terminate the agency of an Authenticating Agent by signing notice of termination to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee may appoint a successor Authenticating Agent. Subsequent to any such removal or resignation of the Authenticating Agent, the Trustee shall act as Authenticating Agent until a successor Authenticating Agent, if any, is appointed. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless acceptable to the Depositor. The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensating for its services under this Section. The provision of Sections 10.01, 10.02 and 10.03 shall be applicable to any Authenticating Agent.

         (c) Pursuant to an appointment made under this Section, the Units may have endorsed thereon, in lieu of the Trustee' certificate of authentication, an alternate certificate of authentication in substantially the following form:

         This is one of the Units described in the Trust Agreement.


         By:  _________________________________
               as Authenticating Agent for
               the Trustee


         By:  _______________________________
               Authorized Signatory

         SECTION 5.11. Issuance and Transfer Restrictions. (a) The Units shall be issued on the Closing Date upon (i) deposit of the Underlying Securities into the Trust by the Depositor in exchange for all the Units, (ii) satisfaction of the conditions set forth in Section 2.06 and (iii) the due authentication by the Trustee of the Units in the form set forth in Exhibit B1 attached hereto.

         (b) In the event that the Trust Agreement provides that the Units will be Book-Entry Units, the following terms shall apply:

                  (i) The Units will be represented by one or more Global Securities registered (in the case of Registered Units) in the name of a Depositary or its nominee.

                  (ii) Unless otherwise provided in the Units or the Trust Agreement, any Global Security representing Registered Units shall be exchangeable for Certificates registered in the name of Persons other than the Depositary or its nominee only if (i) the Depositary is no longer willing or able to act as a depositary and the Trustee is unable to locate a qualified successor within 30 days, or (ii) there shall have occurred and be continuing an event specified in Section 9.02. Upon such issuance, the Trustee shall register such Certificates in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee thereof) consistent with Section 5.02.

                  (iii) Any Global Security representing Registered Units may bear a legend in substantially the following form:

                  "This Certificate is a Global Security within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Certificate is exchangeable for Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary."

         (c) (i) 25% Test. If the Trust Agreement provides that the 25% Test applies, only this subclause (i) of this Section 5.11(c) shall apply to the Units governed thereby. Units will be issued only as Definitive Registered Units and only after a definitive purchase agreement has been executed and delivered by the purchaser or the proposed transferee. That agreement will contain additional representations, including whether the purchaser or proposed transferee is a Benefit Plan Investor or a Plan. No transfer of any Unit shall be made to any Benefit Plan Investor, unless immediately after such transfer, either (x) no Units are held by a Plan or (y) Benefit Plan Investors hold less than 25% of the Units (for this purpose Units held by the Depositor, the Trustee or any other Person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the Trust or that provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of the Depositor, the Trustee of any such Person (within the meaning of Department of Labor Reg. ss. 2510.3-101(f)(3)) will not be treated as outstanding). In addition, the Depositor and the Trustee will agree that, after the initial distribution of the Units, neither they nor their affiliates will acquire any Units, unless that acquisition would not cause the ownership by Benefit Plan Investors immediately following the acquisition to exceed 25% of the Units. Each Person that acquires a Unit, and each fiduciary who causes a Person to acquire a Unit, in its individual as well as its fiduciary capacity, agrees to indemnify and hold harmless the Depositor, the Trustee, [MS&Co.] and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations made by such Person or fiduciary not being true.

                  (ii) Prohibited Transaction Exemption Restriction. If the Trust Agreement provides that the Prohibited Transaction Exemption Restriction applies, only this subclause (ii) of this Section 5.11(c) shall apply to the Units governed thereby. By its acquisition of any Unit, the Holder will be deemed to have represented and warranted on each day that it holds such Unit either that (x) it is not a Plan, an entity whose underlying assets include the assets of any such Plan, or an governmental plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, or (y) its purchase, holding and disposition of a Unit will not result in a prohibited transaction under
         Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law) for which an exemption is not available. Each Person that acquires a Unit, and each fiduciary who causes a Person to acquire a Unit, in its individual as well as its fiduciary capacity, agrees to indemnify and hold harmless the Depositor, the Trustee, [MS&Co.] and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations made by such Person or fiduciary not being true.

                  (iii) No Plan Restriction. If the Trust Agreement provides that the No Plan Restriction applies, only this subclause (iii) of this
         Section 5.11(c) shall apply to the Units governed thereby. Units may not be purchased, held by or transferred to any Person unless that Person is not a Plan, is not a governmental or other plan subject to restrictions substantially similar to Title I of ERISA or Section 4975 of the Code, and is not acquiring the Units with the assets of any such Plan or other plan. Each Person who acquires any Unit, and each fiduciary which causes any such Person to acquire any Unit, in its individual as well as its fiduciary capacity, will be deemed by such purchase, holding or acquisition, on each date on which the Unit is held by such person, to have represented that it is not a Plan or any governmental or other plan subject to requirements substantially similar to Title I of ERISA or Section 4975 of the Code and is not using the assets of any such Plan to purchase those Units. Each Person that acquires a Unit, and each fiduciary who causes a person to acquire a Unit, in its individual as well as its fiduciary capacity, agrees to indemnify and hold harmless the Depositor, the Trustee, [MS&Co.] and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations made by such Person or fiduciary not being true.

                  (iv) No ERISA Restriction. If the Trust Agreement does not provide for the 25 Test, the Prohibited Transaction Exemption Restriction or the No Plan Restriction to apply, then none of Section 5.11(c)(i), (ii) or (iii) will apply to the Units governed thereby.

         (d) The Trustee and the Depositor are entitled to request additional evidence from a proposed transferee of such Units to ensure to their sole satisfaction the accuracy of the representations in the Trust Agreement and as described above.

         (e) If, at any time, the Trustee learns that any of the representations or warranties provided by a purchaser or potential transferee of Units is false or that any agreement made therein has been violated, any transfer of a Unit to such purchaser or potential transferee shall be null and void ab initio. The Trustee will arrange for the compulsory sale (at a price determined by the Depositor) for any Unit sold or otherwise acquired in contravention of any of the transfer restrictions set forth herein. The Trustee shall also have such other powers to effect compliance with the terms of this
Section 5.11 as it deems appropriate.

         (f) If the Trust Agreement specifies that the "QIB Restriction" is applicable, sales of the Units will be restricted to "qualified institutional buyers" as defined in Rule 144A under the Securities Act, and each purchaser of the Units is deemed to represent (or in the case of definitive Units, shall be required to represent) for the benefit of the Depositor, the Trustee and each Distribution Participant that such purchaser is a "qualified institutional buyer".

         (g) Each Certificate shall be required to bear a legend describing the restrictions on transferability set forth in this Section 5.11 applicable thereto.

         SECTION 5.12.  Optional Exchange.

         (a) A Trust Agreement may designate a series of Units as Exchangeable Units. In order for a Unit of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Unitholder, the Trustee must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Unit with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed or (ii) in the case of Registered Units, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of such Registered Unit, the Unit Principal Balance or Notional Amount of such Registered Unit to be exchanged, the certificate number or a description of the tenor and terms of such Registration Unit, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Unit to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Unit duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Unit and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Unit by the Holder for exchange shall be irrevocable. The exchange option may be exercised by the Holder of a Unit for less than the entire Unit Principal Balance of such Unit provided that the Unit Principal Balance or Notional Amount, as applicable, of such Unit remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Trust Agreement are satisfied. Upon such partial exchange, such Unit shall be canceled and a new Unit or Units for the remaining Unit Principal Balance thereof shall be issued (which, in the case of any Registered Unit, shall be in the name of the Holder of such exchanged Unit).

         (b) Unless otherwise provided in the Trust Agreement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Trust Property, the applicable Unitholder will be entitled to receive a distribution of a pro rata share of the Trust Property related to the Exchangeable Series (and Class within such Exchangeable Series) of the Unit being exchanged, in the manner and to the extent described in the Trust Agreement. Alternatively, if so specified in the Trust Agreement, the applicable Unitholder, upon satisfaction of such conditions, may direct the Trustee to sell, on behalf of such Unitholder, such pro rata share of the Trust Property, in which event the Unitholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Trust Agreement.

         Any right of exchange in respect of Units of an Exchangeable Series shall be exercisable only to the extent that the Depositor determines that such exchange would not be inconsistent with the Depositor's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act. The Trust Agreement shall set forth additional terms pertaining to any right of exchange, including but are not limited to, the following:

                  (i) a requirement that the exchanging Holder tender to the Trustee Units of each Class within such Exchangeable Series;

                  (ii) a minimum Unit Principal Balance or Notional Amount, as applicable, with respect to each Unit being tendered for exchange;

                  (iii) a requirement that the Unit Principal Balance or Notional Amount, as applicable, of each Unit tendered for exchange be an integral multiple of an amount specified in the Trust Agreement;

                  (iv) specified dates during which a Holder may effect such an exchange (each, an "Optional Exchange Date");

                  (v) limitations on the right of an exchanging Holder to receive any benefit upon exchange from any Credit Support or other non-Underlying Securities deposited in the applicable Trust;

                  (vi) adjustments to the value of the proceeds of any exchange based upon the Unitholder's allocable share of expenses incurred but not yet paid and the establishment of a reserve for any allocable Extraordinary Trust Expenses as set forth in the Trust Agreement; and

                  (vii) a requirement that the exchanging holder obtain the consent of any Swap Counterparty to such exchange and tender to the Swap Counterparty a termination payment for termination of the portion of the Swap Agreement corresponding to the portion of the Underlying Securities to be distributed by the Trustee.

         (c) Unless the Trust Agreement states that "Depositor Optional Exchange" does not apply to the Units of a given Series, any Units held or beneficially owned by the Depositor or its affiliates from time to time will be subject to optional exchange by the Depositor or such affiliates for a pro rata portion of the Trust Property of the related Trust. Unless the Trust Agreement otherwise provides, the Depositor may only exchange Units for a pro rata portion of the Trust Property if: (i) the exchange is made with respect to a minimum Unit Principal Balance of $250,000 and in $25 integral multiples in excess thereof; (ii) such exchange is to be effected on any January 1, April 1, July 1 or October 1 (or the succeeding Business Day if such date is not a Business Day) with 45 days notice; (iii) any persons specified in the Trust Agreement consent.

         (d) Any holder of a Call Option shall be entitled to exchange Units acquired upon exercise of the Call Option for a corresponding portion of Trust Property.

         SECTION 5.13. Callable Series. If one or more specified Persons has the right to purchase all or a portion of the Units of any given Series, the Trust Agreement will designate such Series as a "Callable Series", and specify the terms upon which any such specified Person may exercise its right to purchase all or a portion of the Units. Such terms may relate to, but are not limited to, the following:

                  (i) a minimum Unit Principal Balance with respect to each Unit being purchased;

                  (ii) a requirement that the Unit Principal Balance of each Unit being purchased be an integral multiple of a specified amount;

                  (iii) specified dates during which such a purchase may be effected (each, a "Call Date"); and

                  (iv) the price at which such a purchase may be effected (the "Call Price").

         After receiving notice of the exercise of such a call right, the Trustee will provide notice thereof as specified in the Trust Agreement. Upon the satisfaction of any applicable conditions to the exercise of such right to purchase of the Units described in such Trust Agreement, each Unitholder will be entitled to receive a distribution of a pro rata share of the Call Price paid in connection with such exercise, in the manner and to the extent described in such Trust Agreement.

         SECTION 5.14. Additional Issuance (a) Unless otherwise provided in the Trust Agreement, upon no less than 5 days' notice to the Trustee, the Depositor may deposit additional Underlying Securities at any time in exchange for additional Units in a minimum aggregate amount of $250,000 and, if in excess of such amount, in an integral multiple in excess thereof equal to the integral multiple for the minimum denomination otherwise applicable.

         (b) The principal amount of Underlying Securities deposited must be in the same ratio to the Unit Principal Balance (and Notional Amount, if applicable) of the Units received for such deposit as the ratio of the aggregate principal amount of the Underlying Securities deposited on the Closing Date to the aggregate Unit Principal Balance (and aggregate Notional Amount if applicable) on the Closing Date.

         (c) The Depositor must either arrange for any Swap Counterparty and the Trust to increase proportionally the notional amount under the Swap Agreement or arrange for an additional Swap Agreement, with a notional amount equal to the principal amount of the additional Underlying Securities deposited, to be entered into between the Trust and an additional Swap Counterparty (or a combination of an additional Swap Agreement and a notional balance increase of the existing Swap Agreement(s), with the combined effect of such proportional increase in the notional amount of the Swap Agreements). The Depositor must also arrange for an increase in or additional Credit Support corresponding to such additional issuance.

         (d) The Rating Agency Condition must be satisfied in connection with any such additional issuance. Each Swap Counterparty and any Credit Support Provider must consent to the additional issuance.

         (e) Notwithstanding the foregoing, the trust may not, except with the consent of all Unitholders issue any additional Units if that issuance would alter the classification of the Trust for U.S. federal income tax purposes.

         (f) Upon any deposit of additional Underlying Securities and issuance of additional Units, the additional Underlying Securities will constitute a part of the Trust Property of the related Trust and the additional Units will represent undivided fractional interests in the Trust Property of the related Trust, entitled to the same rights and subject to the same provisions as all previously issued Units of the same Class.

                                   ARTICLE VI

                                  The Depositor

         SECTION 6.01. Liability of the Depositor. The Depositor shall be liable in accordance with the Trust Agreement only to the extent of the obligation specifically imposed thereby.

         SECTION 6.02. Limitation on Liability of the Depositor. (a) Unless otherwise expressly specified in the Trust Agreement, the Depositor shall not be under any obligation to expend or risk its own funds, except to the extent of its obligation to pay any amount payable under the Trustee Fee Letter or under
Section 10.05(b) hereof, or otherwise incur financial liability in the performance of its duties thereunder or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (b) Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trustee, the Trust Property or the Unitholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such person against any breach of warranties, representations or covenants made in the Trust Agreement, or against any specific liability imposed on the Depositor pursuant to the Trust Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties specifically set forth in the Trust Agreement or by reason of reckless disregard of obligations and duties specifically set forth in the Trust Agreement.

         The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Trust Agreement and, in its reasonable opinion, does not involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Unitholders.

         SECTION 6.03. Depositor May Purchase Units. The Depositor or its Affiliates may at any time purchase Units in the open market or otherwise. Units so purchased by the Depositor may, at the discretion of the Depositor, be held or resold.

         SECTION 6.04. Preparation and Filing of Exchange Act Reports; Obligations of the Depositor. The Depositor shall:

         (a) on behalf of the Trust, prepare, sign and file with the Commission, within the time period set forth below, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Depositor on behalf of the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (collectively, "Exchange Act Reports") with respect to the Trust. The names of such Exchange Act Reports and the dates on which they are required to be filed with the Commission are as follows:

                  (i) Form 8-K, within the time requirement prescribed by the Exchange Act if the filing of Form 8-K is necessary;

                  (ii) Form 10-K, within the time requirement prescribed by the Exchange Act; and

                  (iii) such other reports as may be required pursuant to
                  Section 13 or 15(d) of the Exchange Act.

         (b) deliver to the Trustee within 15 days after the Depositor is required to file the same with the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants of this Agreement, if any, as may be required to be filed with the Commission from time to time by such rules and regulations; and

         (c) deliver to the Trustee, which shall then transmit by mail to all Holders described in TIA Section 313(c), in the manner and to the extent provided therein, such summaries of any information, documents and reports required to be filed by the Depositor and received pursuant to clauses (a) and
(b) of this Section 6.04, if any, as may be required by rules and regulations prescribed from time to time by the Commission.

         SECTION 6.05. Preferential Collection of Claims Against. Irrespective of whether the TIA shall apply to those Agreement, the Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent required by TIA Section 311(a).

                                   ARTICLE VII

                              Rights of Unitholders

         SECTION 7.01. Voting Rights with Respect to Underlying Securities. (a) Within three Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of any of the Underlying Securities, the Trustee shall give notice to the Unitholders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities, (ii) a statement that the Unitholders will be entitled, subject to any applicable provision of law, any applicable terms of such Underlying Securities and any applicable provisions of the Trust Agreement (and to the extent of the voting rights allocated to the Unitholders), to instruct the Trustee as to the exercise of voting rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. Such notice shall be given by the Trustee to the Unitholders of record on such record date.

         (b) Unless otherwise specified in the Trust Agreement the voting rights allocable to the owners of the Underlying Securities pursuant to the terms thereof will be allocated among the Unitholders pro rata, in the proportion that the denomination of each Unit bears to the aggregate denomination of all Units; and upon the written request of the applicable Unitholder, received on or before the date established by the Trustee for such purpose, the Trustee shall endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request, provided, that the Trustee shall not vote except as specifically authorized and directed in written instructions from the applicable Unitholder entitled to give such instructions.

         (c) Notwithstanding Section 7.01(b), the Trustee must reject any vote to (i) alter the currency, amount or timing of payment of, or the method or rate of accruing, any principal or interest on the Underlying Securities underlying the Units held by such Unitholder or (ii) consent to any redemption or prepayment of the Underlying Securities underlying the Units held by such Unitholder or (iii) consent to the issuance of new obligations in exchange or substitution for any Underlying Securities pursuant to a plan or refunding of the Underlying Securities or any other offer for the Underlying Securities; in each case unless the Trustee is directed by the affirmative vote of all Unitholders to accept such amendment or offer as the case may be; and provided, further, that the Trustee receives advice of nationally recognized independent tax counsel, designated by the Depositor, that such exercise of voting rights with respect to any Underlying Securities (i) would not result in a "sale or other disposition" of such Underlying Securities within the meaning of Section 1001(a) of the Code and (ii) will not alter the classification of the Trust for Federal Income Tax Purposes. The Trustee will not grant any consent (other than a unanimous consent) solicited from the owners of the Underlying Securities underlying the Units with respect to the foregoing matters in (i), (ii) and
(iii) above nor will it accept or take any action in respect of any consent, proxy or instructions received from any Unitholder in contravention of such provisions. In addition, if the Trustee determines (based upon advice furnished by nationally recognized independent tax counsel, whether at the request of any Unitholder or otherwise) that the exercise of voting rights with respect to any Underlying Securities could result in a "sale or other disposition" of such Underlying Securities within the meaning of Section 1001(a) of the Code, the Trustee shall exercise such voting rights in a manner that would not result in any such sale or other disposition. The Trustee will have no responsibility to undertake on its own initiative to determine that any exercise of voting rights will result in any such sale or other disposition and in any event will not undertake to make such determination unless given an indemnity reasonably satisfactory to it against the costs of such determination.

         SECTION 7.02. Amendments and Waivers Under Swap Agreement and Guarantee. (a) Without the need for consent of any Unitholder, the Trustee shall enter into any amendment, modification, waiver, or other change of the Swap Agreement or the Guarantee to cure any ambiguity or manifest error in, or to correct or supplement or otherwise change any provision of, the Swap Agreement or the Guarantee, if such change will not materially and adversely affect any Unitholder. Section 7.02(a) shall not be construed to require the consent of a Class of Units not materially and adversely affected by any amendment to the Swap Agreement in connection with an amendment pursuant to Section 7.02(b).

         (b) The Trustee shall enter into any other amendment, or agree to a waiver or other modification or other change, of the Swap Agreement or Guarantee if directed or consented to by the Specified Percentage of Unitholders materially and adversely affected thereby.

         (c) Notwithstanding subsection (b) above, the Trustee shall not enter into any amendment, or agree to a waiver or other modification, of the Swap Agreement or Guarantee that would have the effect of changing the principal amount, interest rate, maturity, or other terms specified in the related Trust Agreement, of any Class or Series of Units without the consent of 100% of the outstanding Unit Principal Balance of each Class of Units affected thereby.

         (d) The Trustee shall require an Opinion of Counsel, not at the expense of the Trustee, to the effect that such amendment will not alter the classification of the Trust for Federal income tax purposes. The Rating Agency Condition shall be satisfied with respect to any amendment, waiver, modification or other change pursuant to this Section to any Swap Agreement unless Units representing 100% of the Unit Principal Balance of all affected Units vote in favor of such amendment with notice that the Rating Agency Condition will not be satisfied.

         (e) In executing any such amendment or restatement created by any amendment or the modifications of the Swap Agreement, the Trustee shall be entitled to receive, and (subject to the standard of care provided in Article X hereof) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Trust Agreement and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under the Trust Agreement or otherwise.

                                  ARTICLE VIII

           Default on Underlying Securities and Permitted Investments

         SECTION 8.01. Realization Upon Default. (a) The Trustee, on behalf of the Unitholders, shall assert claims under the Underlying Securities or the Permitted Investments, and shall take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to any default, subject in all cases to the terms of Article X.

         (b) If the Trustee is unable to obtain full recovery in respect of a defaulted Underlying Security or Permitted Investment, the Trustee shall follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon such defaulted Underlying Security or Permitted Investment, subject in all cases to the terms of Article X.

         (c) If there is an event of default (as defined in the indenture or other document pursuant to which the Underlying Securities were issued) with respect to any Underlying Security and such default is known to the Trustee, the Trustee shall promptly give notice to the Unitholders thereof as promptly as practicable as provided in Section 12.05 hereof, and in the manner and to the extent provided in TIA Section 313(c)) within 90 days after such event of default occurs.

                                   ARTICLE IX

                   Trust Wind-Up Events and Liquidation Events

         SECTION 9.01. Liquidation Events.

         (a) Unless a Trust Wind-Up Event has also occurred and unless otherwise provided in the Trust Agreement (each such event below, a "Liquidation Event"):

         (i) In the event that (i) an Underlying Security Default occurs with respect to any Underlying Security or (ii) any Underlying Security held by the Trust becomes a Disqualified Underlying Security, then the Trust shall sell such Underlying Security and, if necessary, shall sell other Trust Property to the extent necessary to pay any Swap Termination Payment.

         (ii) In the event that any Swap Default or Termination Event occurs under any Transaction (including if such Transaction becomes a Disqualified Transaction), and such Transaction is terminated, the Trust shall sell any Affected Underlying Securities and, if necessary, shall sell other Trust Property to the extent necessary to pay any related Swap Termination Payment, and

         (iii) In the event that any Credit Support becomes Disqualified Credit Support, then such Credit Support shall be terminated.

         (b) Unless otherwise specified in the Trust Agreement, the Trust shall distribute any net proceeds to the Trust from a Liquidation Event to the Unitholders pro rata or in such other proportion as specified in the Trust Agreement.

         (c)      The Trust shall continue thereafter.

         SECTION 9.02. Trust Wind-Up Events. (a) Unless otherwise provided in the Trust Agreement, if any of the following events (each event, a "Trust Wind-up Event") shall occur:

         (i) the occurrence of one or more Underlying Security Defaults which results in an Underlying Security Default with respect to all Underlying Securities held by the Trust or with respect to any Underlying Securities specified in the Trust Agreement;

         (ii) the consummation of any redemption of, tender for, exercise of any call option on, or other similar transactions with respect to all Underlying Securities held by the Trust;

         (iii) if and as specified in the Trust Agreement, any specified Swap Default or specified Termination Event under a specified Swap Agreement or specified Swap Agreements;

         (iv) any specified Credit Support default occurs under Credit Support specified in the Trust Agreement;

         (v) all Underlying Securities held by the Trust become Disqualified Underlying Securities;

         (vi) if specified in the Trust Agreement, all Transactions becomes Disqualified Transactions or any specified Transactions become Disqualified Transactions;

         (vii) .any Credit Support held by the Trust becomes Disqualified Credit Support and the Trust Agreement specifies that a Trust Wind-Up Event shall occur upon such Credit Support becoming Disqualified Credit Support;

         (viii) any Excess Expense Event;

         (ix) the designation of a Special Depositor Wind-Up Event described in
Section 9.04; and

         (x) any other Trust Wind-Up Event set forth in the Trust Agreement.

         (b) Unless otherwise specified in the Trust Agreement, if more than one Trust Wind-Up Event occurs, only the first such event will be the "Trust Wind-Up Event" for all purposes under the Trust Agreement, each Swap Agreement and any related agreements or other documents.

         SECTION 9.03. Expense Event. (a) An "Excess Expense Event" will occur, and a Trust Wind-Up Event shall occur under Section 9.02, in the event that the Trustee incurs Extraordinary Trust Expense in an aggregate amount exceeding the Trigger Amount, unless the Swap Counterparty or, if specified as permitted under the Trust Agreement, the Unitholders provide adequate assurance of indemnity to the Trustee in accordance with the terms of subsection (b) or (c), as applicable.

         (b) Promptly upon the incurrence by the Trustee of Extraordinary Trust Expense in an aggregate amount exceeding the Trigger Amount, and in any event within one Business Day after such incurrence, the Trustee shall provide notice to each Swap Counterparty, the Depositor and the Rating Agencies, if any. If the Trust Agreement so specified, the Trustee shall also provide notice to the Unitholders. Such notice shall state that an Excess Expense Event shall occur on the fifth Business Day following the provision of such notice unless prior to such day the Swap Counterparty agrees to indemnify the Trustee for Extraordinary Trust Expense in an aggregate amount exceeding the Maximum Reimbursable Amount (or any other amount specified by the party agreeing to indemnify the Trustee), and actually incurred by the Trustee as of the date of such agreement, to the reasonable satisfaction of the Trustee and its counsel; provided, however, in no event shall the Trustee be released from its obligations under the Trust Agreement until such seventh calendar day (or, if such day is not a Business Day, on the next succeeding day that is a Business
Day). If the Trust Agreement so specifies, the Unitholders, by unanimous agreement, may provide such indemnification.

         (c) Following an agreement to indemnify the Trustee for future Extraordinary Trust Expense, upon the incurrence of Extraordinary Trust Expense in excess of the Maximum Reimbursable Amount, then an "Excess Expense Event" will occur unless adequate assurance of indemnity is given to the Trustee in the manner specified in paragraph 9.03(b).

         (d) Nothing in this Section shall be construed to excuse the Depositor from its indemnification obligations under Section 10.05.

         SECTION 9.04. Special Depositor Wind-Up Event. If the Depositor (or, if applicable, its permitted assignee) owns 100% of the Units, then it shall have the power to designate a distribution of the Trust Property to the Unitholders and the termination of the Trust (a "Special Depositor Wind-Up Event") pursuant to this Article IX.

         SECTION 9.05. Disposition of Trust Property. (a) Subject to Section 9.06, as promptly as possible after the occurrence of a Trust Wind-Up Event or Liquidation Event, and in any case within three Business Days following such occurrence, the Trustee shall provide notice to the Unitholders, the Swap Counterparties, the Depositor and the Rating Agencies of the occurrence of a Trust Wind-up Event or Liquidation Event specifying the particular Trust Wind-Up Event or Liquidation Event and in the case of a Liquidation Event, the particular Underlying Security, Swap Agreement or other Trust Property related to such Liquidation Event. In the case of a Trust Wind-Up Event, the notice shall state that (i) Holders should surrender their Units to the Trustee, or deliver security or indemnity acceptable to the Trustee in order to receive their respective distributions of Trust Property, if any, (ii) the location and hours of the Corporate Trust Office at which Units should be presented and surrendered and (iii) that each Holder must supply transfer instructions in writing with respect to Trust Property to be distributed in cash or in kind; provided, however, that with respect to Units that are Global Securities as to which distributions will be made through the facilities of DTC or another depository, the Trustee may adhere to the applicable rules and procedures or DTC or such other depository in lieu of clauses (i), (ii) and (iii) of this sentence.

         (b) Immediately upon receipt of notice from the Trustee that the Trust is required to sell Underlying Securities, the Selling Agent shall undertake to sell Underlying Securities on behalf of the Trust; provided, however, that the Selling Agent may elect not to act as Selling Agent with respect to some or all of the Underlying Securities by written notice to that effect to the Trustee. The timing, price and other terms of any sale conducted by the Selling Agent shall be determined by the Selling Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular Underlying Securities. In the case of a Liquidation Event, sales under this provision shall be limited to the Affected Underlying Securities except where the proceeds from the Affected Underlying Securities are insufficient to make payment of the Swap Termination Payment.

         The Selling Agent must solicit at least three bids for the Underlying Securities to be sold. The Selling Agent must solicit at least three of such bids from registered broker-dealers of national reputation, but additional bids may be solicited from one or more financial institutions or other counterparties with credit worthiness acceptable to the Selling Agent in its discretion. The Selling Agent will, on behalf of the Trust, sell the Underlying Securities at the highest bid price received. None of the Selling Agent, its affiliates or its agents, may bid for the Underlying Securities. The Selling Agent may provide a right of last refusal to any Swap Counterparty, Call Option holder or other counterparty or holder with an interest in the Underlying Securities or other Trust Property that is not an affiliate of the Selling Agent or any holder of a Call Option.

         If the Selling Agent is unable to sell Underlying Securities within 180 days of its first attempt to do and the Selling Agent determines that it is not commercially reasonable to continue to try to sell such Underlying Securities, it may give notice to the Trustee that it is unable to sell such Underlying Securities and that it has determined that it is commercially unreasonable to continue to attempt to sell such Underlying Security. In such event, the Trustee shall arrange to distribute such Underlying Securities to Unitholders.

         (c) Subject to Section 9.06, as promptly as possible after the occurrence of a Liquidation Event, the Trustee shall take action on behalf of the Trust as specified in Section 9.01. Subject to Section 9.06, as promptly as possible after the occurrence of a Trust Wind-Up Event, unless otherwise provided in the Trust Agreement, the Trustee on behalf of the Trust shall terminate all Swap Agreements, Credit Support and other agreements of the Trust, the Trustee shall permit delivery of any Trust Property to any Swap Counterparty or other person in accordance with any Swap Agreement or other agreement, and the Trustee shall cause the Selling Agent to liquidate all Trust Property. The Trustee shall use reasonable efforts to cause such terminations and liquidations within thirty days of the occurrence of such Trust Wind-Up Event. Upon completion of the liquidation of Trust Property, the Trustee shall provide a notice to Unitholders, the Swap Counterparties, the Depositor and the Rating Agencies stating the liquidation of Trust Property has been completed, specifying the amount of any Swap Termination Payment paid or to be paid and the amounts to be distributed to Unitholders.

         The Trustee shall distribute the cash proceeds of liquidation, and if applicable, other Trust Property, to Unitholders upon surrender, or delivery of security or indemnity acceptable to the Trustee, by each Holder of its Units at the Corporate Trust Office specified pursuant to paragraph (a) of this Section
9.05. Upon receipt by the Trustee of (i) appropriate transfer instructions in writing from a Holder with respect to the Underlying Securities and (ii) such Holder' Units (or acceptable security or indemnity), the Trustee shall promptly deliver Underlying Securities to such Holder in an aggregate principal amount corresponding to the aggregate Unit Principal Balance of such Holder' Units in accordance with such transfer instructions by (A) physical delivery or (B) if applicable, causing the book-entry depositary for such Underlying Securities to credit such Underlying Securities to an account of such Holder with such depositary or an account of a designated participant in such depositary, provided that such book-entry depositary will be an agency of the United States, DTC or another book-entry institution acceptable to the Depositary. With respect to a Global Security, the Trustee may also distribute such cash or other Trust Property in accordance with the rules of DTC or other applicable Depository. Any Transfer made in accordance with this paragraph shall satisfy all obligations of the Trust with respect to the Unitholders.

         (d) If the related Trust Agreement so specifies, in connection with any Swap Termination Payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (together with, in the case of a Trust Wind-Up Event, any Extraordinary Trust Expense in excess of the Maximum Reimbursable Amount payable to the Trustee) and a written instruction to discontinue sale of the Underlying Securities. If the Selling Agent receives notice from the Trustee of the exercise by the Unitholders of their rights under this Section 9.05(d), the Selling Agent shall promptly discontinue sales of the related Underlying Securities (but the Selling Agent and the Trustee shall complete the settlement of any sale already agreed). It is expressly understood and agreed that Underlying Securities may be sold in the time necessary for the Unitholders to be notified of and act upon their rights under this Section 9.05(d). If the Trust Agreement specifies that this provision shall be applicable, the Trustee shall provide notice of this right to Unitholders together with an estimate of the amount of any Swap Termination Payment and applicable Extraordinary Trust Expense at the time the Trustee provides notice to Unitholders of such Trust Wind-Up Event or Liquidation Event.

         (e) Unless otherwise provided in the Trust Agreement, and notwithstanding any other provision of this Agreement (and as specified in the Swap Agreement), in connection with early termination of a Swap Agreement or one or more Transactions thereunder, other than as a result of Underlying Security Default, the claim of the Swap Counterparty against the Underlying Securities (or proceeds thereof arising from sale thereof) and any other Trust Property will be limited to a claim pro rata with that of the Unitholders according to the amount of the Swap Termination Payment otherwise payable to the Swap Counterparty and the Unitholders' aggregate Unit Principal Balance plus accrued interest.

         (f) The only distributions from the Trustee to which the Holders shall be entitled are, subject to the security interest in all of the Trust Property granted in favor of the Swap Counterparty pursuant to the Swap Agreement and the obligation of the Trust to pay Extraordinary Trust Expenses, payments on the Underlying Securities, amounts, if any, recovered under the Swap Agreement (including Swap Termination Payments, if any, and amounts collected pursuant to Section 2(e) and Section 11 of the Swap Agreement) or Guarantee, received by the Trustee after the occurrence of the Trust Wind-Up Event, and any other remaining Trust Property, if any, which in each case the Trustee shall distribute pro rata to the Unitholders in the manner provided pursuant to
Section 4.01 upon satisfaction of the conditions for transfer of Underlying Securities referred to in paragraph (b) of this Section.

         (g) Except for reports and other information required to be provided to Holders under the Trust Agreement, the obligations the Trustee and the Depositor will terminate upon the distribution to Unitholders of all amounts required to be distributed to them and the disposition of all Underlying Securities held by the Trustee, and such distribution shall constitute full satisfaction of all of the interests of the Unitholders under this Trust Agreement.

         (h) In the event that the Selling Agent resigns or declines to sell specific Underlying Securities, the Trustee shall proceed under Section 10.02(a)(x).

         (i) The Selling Agent is an agent of the Trustee only and shall have no fiduciary or other duties to the Unitholders, nor shall the Selling Agent have any liability to the Trust in the absence of the Selling Agent's bad faith or willful default. The Selling Agent shall be permitted to sell Underlying Securities to Affiliates of the Selling Agent. The Selling Agent may (in addition to declining to sell specific Underlying Securities as provided in Section 9.05(b)) resign at any time by written notice to the Trustee, such resignation to take effect immediately upon notice. Except as provided in the first sentence of this Section 9.05(i), each of the protections, releases, indemnities and other terms applicable to the Trustee under Section 10.01, 10.02, 10.03 and 10.05 shall apply to the Selling Agent in connection with its actions as Selling Agent for the Trust.

         (j) Subject to Section 9.05(b) and Section 9.05(e), the Trustee agrees that upon any failure of the Trust to make any payment when due under the Swap Agreement, the Swap Counterparty shall have the right to take all action and to pursue all remedies with respect to such property that a secured party is permitted to take with respect to collateral under the UCC, including the right to require the Trustee promptly to sell all or any portion of the Underlying Securities in the open market or, if the Swap Counterparty elects, to sell the Underlying Securities to the Swap Counterparty for its fair value as determined in good faith by the Swap Counterparty. In either case, the proceeds of sale shall be applied to any amounts owed to the Swap Counterparty. The Trustee further agrees to take any actions necessary to facilitate the perfection of the aforementioned security interest of the Swap Counterparty in the property of the Trust as the Swap Counterparty may reasonably request.

         (k) No Unitholder shall have any liability as a seller of the Trust Property in connection with any sale of Trust Property by the Trustee or the Selling Agent.

         SECTION 9.06. Limitation on Notice Requirement. The Trustee shall not be responsible for taking action with respect to a Trust Wind-Up Event or a Liquidation Event unless and until (i) the Trustee fails to receive funds due on the Underlying Securities or under the Swap Agreement when due and such funds are not received within any applicable grace period, (ii) receipt by the Trustee of notice from the Swap Counterparty of the occurrence of a Swap Default or Termination Event, (iii) receipt of actual notice of an Underlying Security Default from the Underlying Security Issuer or (iv) upon actual knowledge of any event that would constitute a Liquidation Event or a Trust Wind-Up Event by a Responsible Officer of the Trustee; provided, however, that the Trustee is responsible for making due inquiry as to whether a Liquidation Event or a Trust Wind-up Event occurred if it has reason to believe that such a Liquidation Event or Trust Wind-up Event has occurred.

                                    ARTICLE X

                             Concerning the Trustee

         SECTION 10.01. Duties of Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement. Any permissive right of the Trustee enumerated in the Trust Agreement shall not be construed as a duty.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Trust Agreement, shall examine them to determine whether they conform to the requirements of the Trust Agreement. If any such instrument is found not to conform to the requirements of the Trust Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee' satisfaction, the Trustee will provide notice thereof to the Depositor, the Unitholders and the Rating Agencies, if any.

         (c) Upon a default by the Swap Counterparty in making any other payment due under the Swap Agreement and upon a default by the Guarantor after the Trustee makes demand under the Guarantee, the Trustee shall exercise such of the rights and powers vested in it by the Trust Agreement, and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person' own affairs.

         (d) No provision of the Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) the duties and obligations of the Trustee shall be determined solely by the express terms of the Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Trust Agreement, no implied covenants or obligations (except for a fiduciary duty to the beneficiaries of the Trust) shall be read into the Trust Agreement against the Trustee and, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of the Trust Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) except with respect to actions or duties required to be taken or performed, as applicable, by the Trustee under the express terms of the Trust Agreement, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights powers under the Trust Agreement if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Trustee agrees that the indemnification under Section 10.05 will provide reasonable assurance against such risk or liability; and

                  (iv) in the event that the Paying Agent or the Unit Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Unit Registrar, as the case may be, under the Trust Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required.

         SECTION 10.02. Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 10.01:

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed by the proper party or parties;

                  (ii) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Trust Agreement in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) except for the duties and obligations of the Trustee expressly created by the Trust Agreement, the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto, at the request, order or direction of any of the Unitholders, pursuant to the terms of the Trust Agreement, unless such Unitholders or the Depositor shall have, to the reasonable satisfaction of the Trustee and its counsel, offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement;

                  (v) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine;

                  (vi) the Trustee may execute any of the trusts or powers or perform any duties under the Trust Agreement either directly or by or through agents or attorneys or a custodian or administrative agent;

                  (vii) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in any Unit Account pursuant to Section 3.04;

                  (viii) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Units generally or the Trust Agreement;

                  (ix) if the Trust Agreement provides that this Section 10.02(a)(ix) applies, the Trustee shall have the power to reimburse itself for any unpaid Extraordinary Trust Expense actually incurred in accordance with the terms and conditions of this Trust Agreement prior to the distribution of funds or Trust Property to Unitholders; and

                  (x) the Trustee shall have the power to sell the Underlying Securities and other Trust Property, in accordance with
                  Article IX and XI, through the Selling Agent or, if the Selling Agent shall have resigned or declined to sell some or all of the Underlying Securities, any broker selected by the Trustee (at the direction of the Depositor) with reasonable care, in an amount sufficient to pay any amount due to the Swap Counterparty under the Swap Agreement (including Swap Termination Payments) or reimbursable to itself in respect of unpaid Extraordinary Trust Expenses and to use the proceeds thereof to make such payments after the distribution of funds or Trust Property to Unitholders. Any such broker shall be instructed by the Trustee to sell such Trust Property in a reasonable manner designed to maximize the sale proceeds.

         (b) All rights of action under the Trust Agreement or under any of the Units, enforceable by the Trustee, may be enforced by it without the possession of any of the Units, or the production thereof at the trial or other Proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders, subject to the terms of the Trust Agreement.

         SECTION 10.03. Limitation on Liability of Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained in the Trust Agreement, the Units, the Swap Agreement and the Guarantee, or in any document issued in connection with the sale of the Units (other than the signature and authentication on the Units). The sole obligor with respect to the Underlying Securities is the related Underlying Security Issuer, with respect to the Swap Agreement is the Swap Counterparty and with respect to the Guarantee, is the Guarantor. Except as set forth in Section 10.12, the Trustee makes no representations or warranties as to the validity or sufficiency of the Trust Agreement, the Units (other than the signature and authentication on the Units), any Underlying Security, the Swap Agreement, the Guarantee or of any related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Units or of the proceeds of such Units, or for the use or application of any funds paid to the Depositor or the Swap Counterparty in respect of the Underlying Securities. The Units do not represent interests in or obligations of the Trustee and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Units or any interest therein except as expressly provided in the Trust Agreement.

         SECTION 10.04. Trustee May Own Units. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Units with the same rights it would have if it were not Trustee.

         SECTION 10.05. Trustee Fees and Expenses; Limited Indemnification. (a) As compensation for its regular and customary services and in payment of its regular and customary expenses under the Trust Agreement (including the reasonable compensation, expenses and disbursements of its counsel for regular and customary services hereunder) the Trustee shall be entitled to the Trustee Fees (which shall not be limited by any provision of law in regard to compensation or payment of a trustee of an express trust). The Depositor agrees to pay such Trustee Fees when due in accordance with the Trustee Fee Letter; provided, however, that, subject to paragraph (b) below, the Depositor shall be under no obligation to make any other payment for any other services and expenses, disbursements and advances of the Trustee.

         (b)......The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense incurred in connection with any Proceeding relating to the Trust Agreement, the Swap Agreement or the Units or the performance of any of the Trustee' duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee' duties thereunder or by reason of reckless disregard of the Trustee' obligations and duties thereunder (such loss, liability or expense, other than as described in clauses (i) and (ii) of this sentence, "Extraordinary Trust Expense"); provided, however, that with respect to any such Proceeding, (1) the Trustee shall have given the Depositor notice thereof promptly after the Trustee shall have knowledge thereof; (2) while maintaining control over its own defense in any such legal action, the Trustee shall consult with the Depositor in preparing such defense;
(3) if any Person ever alleges such willful misfeasance, bad faith or negligence by the Trustee, the indemnification provided for in this paragraph (b) shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged willful misfeasance, bad faith or negligence; and (4) the Depositor shall in no event be obligated under the Trust Agreement to indemnify the Trustee for any Extraordinary Trust Expense to the extent that such Extraordinary Trust Expense, when aggregated with all Extraordinary Trust Expense previously indemnified, exceeds the Maximum Reimbursable Amount. Subject to clause (4) of the proviso to the immediately preceding sentence, the indemnity for Extraordinary Trust Expense shall survive the termination or discharge of the Trust Agreement and the resignation or removal of the Trustee. In the event the Trustee is not indemnified by the Depositor, whether due to bankruptcy, insolvency or otherwise, the Trustee shall be indemnified by the Trust, however, the Trustee shall nevertheless remain obligated to perform its duties under the Trust Agreement.

         (c) The Trustee and the Depositor expressly acknowledge that the limited obligations of the Depositor to indemnify the Trustee pursuant to paragraph (b) of this Section do not extend to amounts attributable to compensation for services or payment of expenses of the Trustee, which amounts are payable in full in the form of the Trustee Fee.

         SECTION 10.06. Eligibility Requirements for Trustee. (a) The Trustee shall at all times satisfy the requirements of TIA Section 310(a) and Section
(a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Trustee hereunder shall at all times be a corporation or association which is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor or any obligor with respect to the Underlying Securities with respect to such Series of Units and their respective Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, and the long-term debt obligations of which are rated in one of the four highest categories assigned long-term debt obligations by each of the Rating Agencies. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In the event that at any time the Trustee shall cease to be eligible in accordance with the terms of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.07.

         (b) The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1), any Series under which other securities are outstanding evidencing ownership interest in obligations of the Underlying Security Issuer if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 10.07. Resignation or Removal of the Trustee. (a) Subject to the last sentence of this paragraph (a), the Trustee may at any time resign and be discharged from the Trust by giving written notice thereof to the Depositor, each Swap Counterparty and any Guarantor, the Rating Agencies, any Credit Support Provider and to all Unitholders. Upon receiving such notice of resignation, the Depositor, with the consent of each Swap Counterparty and any Guarantor which consents shall not be unreasonably withheld, shall as promptly as possible (and in any event within 30 days after the date of such notice of resignation) appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Unitholders, each Swap Counterparty and any Guarantor and the Rating Agencies by the Depositor. If no such successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee for the Units.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the terms of Section 10.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may, with the consent of each Swap Counterparty and any Guarantor which consents shall not be unreasonably withheld, remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Unitholders, each Swap Counterparty and any Guarantor, and the Rating Agencies by the Depositor.

         (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the terms of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 10.08.

         SECTION 10.08. Successor Trustee. (a) Any successor trustee appointed as provided in Section 10.07 shall execute, acknowledge and deliver to the Depositor, its predecessor trustee and the Rating Agencies an instrument accepting such appointment under the Trust Agreement, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under the Trust Agreement, with the like effect as if originally named as trustee in the Trust Agreement. The predecessor trustee shall deliver to the successor trustee all documents and statements held by it under the Trust Agreement, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the terms of Section 10.06.

         (b) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall transmit notice of the succession of such trustee under the Trust Agreement to all Unitholders in the manner provided pursuant to Section 12.05.

         SECTION 10.09. Merger or Consolidation of Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee under the Trust Agreement, provided such corporation or association shall be eligible under the terms of Section 10.06, without the execution or filing of any paper or any further act on the part of any of the parties to the Trust Agreement, anything in the Trust Agreement to the contrary notwithstanding.

         SECTION 10.10. Appointment of Co-Trustee. (a) Notwithstanding any other terms of the Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any party of the Trust Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Property, and to vest in such Person or Persons, in such capacity, such title to the Trust Property, or any part thereof, and, subject to the other terms of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee under the Trust Agreement shall be required to meet the terms of eligibility as a successor trustee under Section 10.06 and no notice to Unitholders of the appointment of a co-trustee or co-trustees shall be required under Section 10.08.

         (b) In the case of any appointment of a co-trustee pursuant to this Section, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to such Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed by such co-trustee at the direction of the Trustee. The Trustee shall not be liable for the acts or omissions of any co-trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of then co-trustees, as effectively as if given to each of them. Every instrument appointment any co-trustee shall refer to the Trust Agreement and the conditions of this Article X. Each co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Trustee subject to all the terms of the Trust Agreement, specifically including every provision of the Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Trust Agreement on its behalf and in its name. If any co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 10.11. Appointment of Office or Agency. The Units may be surrendered for registration of transfer or exchange, and presented for the final distribution with respect thereto, and notices and demands to or upon the Trustee in respect of the Units and the Trust Agreement may be served at the Corporate Trust Office.

         SECTION 10.12. Representations and Warranties of Trustee. (a) The Trustee represents and warrants that:

                  (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or association;

                  (ii) the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations under the Trust Agreement, the Units and the Swap Agreement and has taken all necessary action to authorize the execution, delivery and performance by it (or, with respect to the Units, by an Authenticating Agent on its behalf, if applicable) of the Trust Agreement, the Units and the Swap Agreement;

                  (iii) the execution and delivery of the Trust Agreement, the Units, the Distribution Agreement and the Swap Agreement by the Trustee and its performance of and compliance with the terms of the Trust Agreement, the Units and the Swap Agreement will not violate the Trustee's articles of incorporation, association or other constitutive documents or By-laws or constitute a default under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets;

                  (iv) as of the Closing Date, each of the Trust Agreement, the Units and the Swap Agreement has been duly executed and delivered by the Trustee (or, with respect to the Units, by an Authenticating Agent on its behalf, if applicable) and each of the Trust Agreement and the Swap Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity;

                  (v) the Trustee is not in violation, and the execution and delivery of the Trust Agreement, the Swap Agreement and the Units by the Trustee and its performance and compliance with respective terms of the Trust Agreement, the Swap Agreement and the Units will not constitute a violation, of any order or decree of any court or any order or regulation of any Federal, State, municipal or governmental agency having jurisdiction over the Trustee or its properties, which violation would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or operations of the Trustee or its properties or on the performance of its duties thereunder;

                  (vi) there are no actions or proceedings against, or investigations of, the Trustee pending, or, to the knowledge of the Trustee, threatened, before any court, administrative agency or other tribunal (A) that could reasonably be expected to prohibit its entering into the Trust Agreement or the Swap Agreement or to render the Units invalid, (B) seeking to prevent the issuance of the Units or the consummation of any of the transactions contemplated by the Trust Agreement or the Swap Agreement or (C) that could reasonably be expected to prohibit or materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, the Trust Agreement, the Swap Agreement or the Units; and

                  (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, the Trust Agreement, the Swap Agreement or the Units, or for the consummation of the transactions contemplated by the Trust Agreement or the Swap Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date.

         (b) Within 30 days of the earlier of discovery by the Trustee or receipt of notice by the Trustee of a breach of any representation or warranty of the Trustee set forth in this Section 10.12 that materially and adversely affects the interests of the Unitholders, the Trustee shall promptly cure such breach in all material respects.

         SECTION 10.13. Limitation of Powers and Duties. The Trust is constituted solely for the purposes of acquiring and holding the Underlying Securities, entering into the Swap Agreement, accepting the Guarantee, entering into any Distribution Agreement and issuing the Units. The Trust may not incur any additional debt other than the debt that does not constitute a claim against the Trust to the extent that excess proceeds are insufficient to pay such debt. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized in the Trust Agreement and, in particular, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Underlying Securities or interests therein, including to Unitholders (except upon termination of the Trust in accordance with Article IX and Article XI of the Trust Agreement) or (ii) to do anything that would cause the Trust to fail or cease to qualify as a "grantor trust" for Federal income tax purposes.

                                   ARTICLE XI

                                   Termination

         SECTION 11.01. Termination of the Trust. (a) Except as otherwise provided in Article IX, the respective obligations and responsibilities under the Trust Agreement of the Depositor and the Trustee (other than the obligations imposed by Section 10.05(b) and the obligations of the Trustee to provide reports and other information under the Trust Agreement and to make distributions to Unitholders as hereafter set forth) shall terminate upon the distribution to such Holders of all amounts held in all the Accounts and required to be paid to such Holders pursuant to the Trust Agreement; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Queen Elizabeth II of England, living on the date of the Trust Agreement.

         (b) Written notice of any termination shall be provided to each Unitholder, the Depositor, each Swap Counterparty and any Guarantor and the Rating Agencies pursuant to Section 12.05 within ten Business Days, unless such termination occurs pursuant to the Scheduled Final Distribution Date.

         (c) On the Scheduled Final Distribution Date, the Trustee shall distribute to each Holder presenting and surrendering its Units, and to each Holder delivering such security or indemnity to the Trustee as the Trustee may require to save the Trustee and hold the Trustee harmless, the amount distributable on such Distribution Date pursuant to Section 4.01 in respect of the Units so presented and surrendered. Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Unitholders either (i) not presenting and surrendering their Units in the aforesaid manner or (ii) not delivering such security or indemnity to the Trustee. as the Trustee may require to save the Trustee and hold the Trustee harmless, and shall be disposed of in accordance with this Section and Sections
4.01 and 5.09. Immediately following the deposit of such funds in trust hereunder, the Trust shall terminate.

                                   ARTICLE XII

                               Miscellaneous Terms

         SECTION 12.01. Amendment of Trust Agreement; Waivers. (a) The Trust Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Unitholders for any of the following purposes:
(i) to cure any ambiguity or defect or to correct or supplement any provision in the Trust Agreement which may be defective or inconsistent with any other provision in the Trust Agreement or with disclosure in the applicable prospectus supplement; (ii) to add or supplement any credit support for the benefit of any Unitholders, (iii) to amend the definitions of Trigger Amount and Maximum Reimbursable Amount so as to increase, but not decrease, the respective amounts contained in such definitions or to otherwise amend or waive the terms of
Section 10.05(b) in any manner which shall not adversely affect the Unitholders in any material respect; (iv) to evidence and provide for the acceptance of appointment under the Trust Agreement by a successor Trustee; (v)o to add to the covenants, restrictions or obligations of the Depositor or the Trustee for the benefit of the Unitholders, (vi) to comply with any requirements imposed by the Internal Revenue Code or other applicable law, including any amendment necessary to ensure the intended classification of the Trust for United States federal income tax purposes or (vii) to add, modify, supplement or otherwise change any of the terms of the Trust Agreement if no Unitholder will be materially and adversely affected by such change; provided, however, that with respect to any such amendment in this Section 12.01(a), the Rating Agency Condition shall be satisfied with respect to such amendment. Section 12.01(a)(vii) shall not be construed to require the consent of a Class of Units not materially and adversely affected by any amendment to the Trust Agreement in connection with an amendment pursuant to Section 12.01(b).

         (b) The Trust Agreement may be amended from time to time by the Depositor and the Trustee with the consent of Specified Percentage of the outstanding Unit Principal Balance of each Class of Units materially and adversely affected thereby. Unless specified in the related Trust Agreement, no amendment to the Trust Agreement may change the principal amount, interest rate, maturity, or other terms specified in the related Trust Agreement, of any Class or Series of Units without the consent of 100% of the outstanding Unit Principal Balance of each Class of Units affected thereby. The Rating Agency Condition shall be satisfied with respect to such amendment unless Units representing 100% of the Unit Principal Balance of all affected Units vote in favor of such amendment with notice that the Rating Agency Condition will not be satisfied.

         (c) Promptly after the execution of any such amendment or modification, the Trustee shall furnish a copy of such amendment or modification to each Unitholder.

         (d) Notwithstanding the foregoing, no amendment or modification to the Trust Agreement shall be permitted unless the Trustee first receives an Opinion of Counsel, provided at the expense of the party requesting such amendment, that such amendment or modification will not alter the classification of the Trust for U.S. federal income tax purposes. The Trustee shall not agree to any amendment that would affect the rights or obligations of any Swap Counterparty of the respective Trust, without first obtaining the approval of that Swap Counterparty.

         (e) For purposes of this Section 12.01, Schedule III to any Trust Agreement and any Swap Agreements entered into in connection with any related Trust shall not be considered part of the Trust Agreement. Section 7.02 shall govern action taken under the Trust Agreement with respect to any amendments to such Swap Agreements.

         (f) Holders of Units evidencing not less than a Specified Percentage of the Units of a particular Class may, on behalf of all Holders of the Units of that Class, (1) waive, insofar as that Class is concerned, compliance by the Depositor or the Trustee with any restrictive provisions of the Trust Agreement before the time for such compliance or (2) waive any past default under the Trust Agreement with respect to the Units of that Class, except for (A) a default resulting from any failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Unit and (B) a default in respect of any covenant or provision the modification or amendment of which would require the consent of the Holder of each outstanding Unit affected by the default.

         (g) In executing or accepting the additional trusts created by any amendment or the modifications thereby of the trusts created by the Trust Agreement, the Trustee shall be entitled to receive, and (subject to the standard of care provided in Article X hereof) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Trust Agreement and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under the Trust Agreement or otherwise.

         SECTION 12.02. Counterparts. The Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 12.03. Limitation on Rights of Unitholders. (a) The death or incapacity of any Unitholder shall not operate to terminate the Trust Agreement or the Trust Property, nor entitle such Unitholder' legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Property, nor otherwise affect the rights, obligations and liabilities of the parties thereto or any of them.

         (b) Except as otherwise expressly provided herein, no Unitholder shall have any right to control the operation and management of any Trust Property, or the obligations of the parties thereto, nor shall anything in the Trust Agreement set forth, or contained in the terms of the Units, be construed so as to constitute the Unitholders from time to time as partners or members of an association; nor shall any Unitholder be under any liability to any third person by reason of any action taken by the parties to the Trust Agreement pursuant to any provision thereof.

         (c) No Unitholder shall have any right by virtue of any provision of the Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Trust Agreement.

         SECTION 12.04. Governing Law. The Trust Agreement and each Unit issued thereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State' principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties thereunder shall be determined in accordance with such laws.

         SECTION 12.05. Notices. All directions, demands and notices under the Trust Agreement shall be in writing and shall be delivered to the offices of the Trustee specified in the offering documents dated as of the Closing Date. Unless otherwise provided in the Trust Agreement, any notice required to be given to a holder of a Registered Unit will be given by facsimile to such number as may be provided to the Trustee or be mailed to the last address of such holder set forth in the applicable Unit Register. Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Unitholder receives such notice. Notices given by facsimile will be effective upon confirmation (including electronic confirmation) of effective transmission. With respect to Global Securities, the Trustee may give any required notice to Unitholders in accordance with applicable rules and procedures of DTC or other applicable depository in satisfaction of any of its obligations to give any notice to Unitholders.

         Any required to be given to the Rating Agencies, if any, shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to the Rating Agencies at the addresses set forth in the Trust Agreement or as otherwise specified by the applicable Rating Agencies.

         SECTION 12.06. Severability of Terms. If any one or more of the covenants, agreements or terms of the Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements or terms shall be deemed severable from the remaining covenants, agreements or terms of the Trust Agreement and shall in no way affect the validity or enforceability of the other terms of the Trust Agreement or of the Units or the rights of the Holders thereof.

         SECTION 12.07. Perfection of Swap Counterparty Security Interest. At the request of the Swap Counterparty, the Trustee will assist the Swap Counterparty in the perfection of the security interest in the Trust Property described in Section 3.04 and granted by the Trust to the Counterparty under the Swap Agreement.

         SECTION 12.08. No Recourse. Each Unitholder by accepting a Unit acknowledges that such Unitholder's Units represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Trustee, the Swap Counterparty, the Guarantor or any Affiliate of the foregoing Persons and no recourse may be had against such Persons or their respective assets, except as may be expressly set forth in the Trust Agreement, the Swap Agreement or the Units.

         SECTION 12.09. Non-Petition. Prior to the date that is one year and one day after all distributions in respect of the Units have been made, none of the Trustee, the Trust or the Depositor shall take any action, institute any proceeding, join in any action or proceeding or otherwise cause any action or proceeding against any of the others under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such Insolvency Law.

         SECTION 12.10. Merger and Consolidation The Trust shall not merge or consolidate with any other trust, entity or person and the Trust shall not acquire the assets of, or an interest in, any other trust, entity or person except as specifically contemplated herein.

         SECTION 12.11. Conflict With Trust Indenture Act . (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Agreement by any of the provisions of the TIA, such required provision shall control.

         (b) The provisions of the TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Agreement) are a part of and govern this Agreement, whether or not physically contained herein.

         (c) Except as expressly provided in this Agreement, all provisions specifically referencing the TIA shall be inapplicable until such time as this Agreement is qualified under the TIA.

         IN WITNESS WHEREOF, the Depositor and the Trustee have caused this instrument to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                            MS STRUCTURED ASSET CORP.


                            By
                               --------------------------------
                                 Name:
                                 Title:


                            LASALLE BANK NATIONAL
                                ASSOCIATION, as Trustee on behalf of the Trust
                               identified in Schedule I to the Trust Agreement dated today's date, and not in its individual capacity


                            By
                               --------------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT A

                                 TRUST AGREEMENT


                  TRUST AGREEMENT, between MS Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof. The terms of the Standard Terms for Trust Agreements, dated November 12, 2002 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Schedules attached hereto and the Standard Terms so incorporated by reference.

                  WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Underlying Securities, (ii) entering into any Swap Agreement with the Swap Counterparty and (iii) issuing the Units;

                  WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units;

                  WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

                  WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Underlying Securities and other property identified in Schedule II to the Trust Agreement (the "Trust Property"); and

                  WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

                  NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Underlying Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having the terms specified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof and of the Standard Terms.

                  IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in Schedule I attached hereto.

                 LASALLE BANK NATIONAL ASSOCIATION
                     as Trustee on behalf of the Trust identified in Schedule I hereto, and not in its individual capacity



                 By:
                     ---------------------------------------
                      Name:
                      Title:



                 MS STRUCTURED ASSET CORP.



                By:
                    ---------------------------------------
                     Name:
                     Title:



Attachments: Schedules [I, II and III]

                                       I-1

                                   Schedule I
                           (Terms of Trust and Units)

Trust:                                      SATURNS Trust No. [__________]

Date of Trust Agreement:                    [____________]

Units:

Initial Unit Principal Balance
of the Units:

[Initial Notional Amount
of the Units:

Issue Price of Units:

Number of Units:

Minimum Denomination:

Cut-off Date:

Closing Date:

Specified Currency:                         [United States dollars]

Business Day:                               New York, New York and Chicago,
                                            Illinois

Interest Rate:                              [_____]% per annum [basis]

Interest Reset Period:                      [Not Applicable]

Rating:

Rating Agencies:                            [Moody's and S&P]

Scheduled Final Distribution Date:         [_____________]. The Units will have
                                            the same final maturity as the
                                            Underlying Securities.

Prepayment/Redemption:                      [The Trust Property is subject to
                                            redemption in accordance with the
                                            terms of the Underlying Securities
                                            and as described in Schedule II and
                                            is subject to call in accordance
                                            with Schedule III. Any such call or
                                            redemption will result in the
                                            redemption of a proportional amount
                                            of the Units [and a proportional
                                            reduction in the Notional Amount of
                                            the Units. ]]

Additional Distribution:

Swap Agreement:

Swap Counterparty:                          Party A to the Swap Agreement
                                            referred to in Schedule III or any
                                            assignee thereof. In addition, in
                                            connection with an additional
                                            issuance of Units, Party A to any
                                            additional Swap Agreement or any
                                            assignee thereof.

[Guaranty:                                  Morgan Stanley shall guarantee the
                                            obligations of [any Morgan Stanley
                                            affiliate who is a Swap
                                            Counterparty]. ]

Swap Notional Amount:

Swap Payment Date:

Swap Rate:

Additional Swap Agreements:                 [In connection with an additional
                                            issuance of Units, the Depositor may
                                            arrange for the Trust to enter into
                                            an additional Swap Agreement with
                                            identical terms to those of the Swap
                                            Agreement entered into as of the
                                            Closing Date, except that such Swap
                                            Agreement may have a different Swap
                                            Counterparty, number of options, and
                                            premium amount than the Swap
                                            Agreement entered into on the
                                            Closing Date. The Rating Agency
                                            Condition must be satisfied prior to
                                            the effectiveness of such additional
                                            Swap Agreement. ]

Distribution Date:                          Each [__________], or the next
                                            succeeding Business Day if such day
                                            is not a Business Day, commencing
                                            December 1, 2002, and any other date
                                            upon which funds are available for
                                            distribution in accordance with the
                                            terms hereof.

                                            If any payment with respect to the
                                            Underlying Securities held by the
                                            Trust is not received by the Trustee
                                            by 12 noon (New York City time) on a
                                            Distribution Date, the corresponding
                                            distribution on the Units will not
                                            occur until the next Business Day
                                            that the Trust is in receipt of
                                            proceeds of such payment prior to 12
                                            noon, with no adjustment to the
                                            amount distributed.

Record Date:                                Each [____________], regardless of
                                            whether such day is a Business Day.

Form:                                       [Global Security]

Depositary:                                 [DTC]

Specified Percentage:

Trustee Fees and Expenses:                  [As compensation for and in payment
                                            of trust expenses related to its
                                            services hereunder other than
                                            Extraordinary Trust Expenses, the
                                            Trustee will receive Trustee Fees on
                                            each Distribution Date in the amount
                                            equal to $3,750. The Trustee Fee
                                            shall cease to accrue after
                                            termination of the Trust. The
                                            "Trigger Amount" with respect to
                                            Extraordinary Trust Expenses for the
                                            Trust is $25,000 and the Maximum
                                            Reimbursable Amount is $100,000. The
                                            Trustee Fee will be paid by the
                                            Expense Administrator. Expenses will
                                            be reimbursed by the Expense
                                            Administrator in accordance with the
                                            Expense Administration Agreement. ]

[Expense Administrator:                     The Depositor will act as Expense
                                            Administrator on behalf of the Trust
                                            pursuant to an Expense
                                            Administration Agreement, dated as
                                            of the date of the Trust Agreement
                                            (the "Expense Administration
                                            Agreement"), between the Depositor
                                            as Expense Administrator (the
                                            "Expense Administrator") and the
                                            Trust.

                                            The Expense Administrator will
                                            receive a fee equal to [_____]% per
                                            annum of the principal amount of the
                                            Underlying Securities held by the
                                            Trust as its fee, calculated on the
                                            basis of a 360 day year consisting
                                            of twelve 30 day months (the
                                            "Expense Administration Fee"). The
                                            Expense Administrator's fee is
                                            payable only from available interest
                                            receipts received with respect to
                                            the Underlying Securities after
                                            application of such receipts to
                                            payment of accrued interest on the
                                            Units.

                                            The Expense Administrator will be
                                            responsible for paying the Trustee
                                            Fee and reimbursing certain other
                                            expenses of the Trust in accordance
                                            with the Expense Administration
                                            Agreement. ]

Listing:                                    [The Depositor has applied to list
                                            the Units on [____]

ERISA Restrictions:                         [None][No Plan Restriction][25%
                                            Test][Prohibited Transaction
                                            Exemption Restriction]

QIB Restriction:

Trust Wind-Up Event:                        [The following The Trust Wind-Up
                                            Events shall not apply:]

                                            [The following additional events
                                            shall be Trust Wind-Up Events:]

                                            [If (i) cash settlement applies
                                            under the Swap Agreement, (ii) a
                                            Trust Wind-Up Event has occurred in
                                            connection with the exercise of any
                                            call rights under the Swap Agreement
                                            and (iii) the Selling Agent cannot
                                            obtain a bid for the Underlying
                                            Securities in excess of 100% of the
                                            aggregate Unit Principal Balance of
                                            the Units and accrued interest on
                                            the Underlying Securities, then the
                                            Underlying Securities will not be
                                            sold, the Swap Counterparty's
                                            exercise of the call rights will be
                                            rescinded (and the Swap Counterparty
                                            shall be entitled to exercise such
                                            options in the future) and any
                                            related Trust Wind-Up Event will be
                                            deemed not to have occurred.]

Termination:

[Distributions of Securities:               Provisions of the Standard Terms
                                            allowing for otherwise providing for
                                            distributions of Underlying
                                            Securities with respect to the Units
                                            in connection with Liquidation
                                            Events or Trust Wind-Up Events shall
                                            not be incorporated herein.]

[Indemnification by Unitholders:            Provisions of the Standard Terms
                                            allowing for otherwise providing for
                                            Unitholders to offer indemnity to
                                            the Trustee with respect to a
                                            Trigger Event or to tender amounts
                                            in respect of a Swap Termination
                                            Payment shall not be incorporated
                                            herein.]

Self-Tenders by Underlying
Security Issuer:                            [The Trust will not participate in
                                            any self-tender by the Underlying
                                            Security Issuer for the Underlying
                                            Securities and the Trustee will not
                                            accept any instructions to the
                                            contrary from the Unitholders.
                                            However, the Swap Counterparty may
                                            exercise the Swap Agreement at any
                                            time in connection with a
                                            self-tender. ]

Depositor Optional Exchange:               [Depositor Optional Exchange shall
                                            be subject to the consent of [the
                                            Swap Counterparty][the holder of
                                            Call Rights][the Expense
                                            Administrator.]

                                            [Depositor Optional Exchange shall
                                            be available on the following dates
                                            instead of the dates specified in
                                            the Standard Terms].

Terms of Retained Interest:                Notwithstanding any other provision
                                            herein or in the Standard Terms, the
                                            Depositor retains the right to
                                            receive any and all interest that
                                            accrues on the Underlying Securities
                                            prior to the Closing Date. The
                                            Depositor will receive such accrued
                                            interest on the first Distribution
                                            Date (or redemption date if earlier)
                                            for the Units and such amount shall
                                            be paid from the interest payment
                                            made with respect to the Underlying
                                            Securities on the first Distribution
                                            Date.

                                            The amount of the Retained Interest
                                            is $[_____].

                                            If a Underlying Security Default
                                            occurs on or prior to the first
                                            Distribution Date and the Depositor
                                            does not receive such Retained
                                            Interest amount in connection with
                                            such Distribution Date, the
                                            Depositor will have a claim for such
                                            Retained Interest, and will share
                                            pro rata with holders of the Units
                                            to the extent of such claim in the
                                            proceeds from the recovery on the
                                            Underlying Securities.

Call Option Terms:                          [Specify terms of Call Option, Call
                                            Rights, Warrants, if applicable.]

Sale of Underlying Securities:              [If cash settlement applies and if
                                            the Swap Counterparty exercises any
                                            of its call rights other than in
                                            connection with a redemption of or a
                                            self-tender for the Underlying
                                            Securities by the Underlying
                                            Security Issuer (or to the extent
                                            such exercise corresponds to such
                                            redemption or self-tender), a number
                                            of Underlying Securities
                                            corresponding to the number of call
                                            rights exercised by the Swap
                                            Counterparty will be sold by the
                                            Selling Agent on behalf of the
                                            Trust.

                                            If the Selling Agent cannot obtain a
                                            bid for the Underlying Securities in
                                            excess of 100% of the aggregate Unit
                                            Principal Balance of the Class A
                                            Units to be redeemed and accrued
                                            interest on the Underlying
                                            Securities to be sold, then the
                                            Underlying Securities will not be
                                            sold, the Swap Counterparty's
                                            exercise will be rescinded (and the
                                            Swap Counterparty shall be entitled
                                            to exercise such call rights in the
                                            future) and any related Trust
                                            Wind-Up Event will be deemed not to
                                            have occurred.]

Selling Agent:                              [Morgan Stanley & Co. Incorporated.
                                            Notwithstanding any provision of the
                                            Standard Terms to the contrary, any
                                            sale of the Underlying Securities
                                            shall be conducted by and through
                                            the Selling Agent and not the
                                            Trustee. ]



Other Terms:

                                   Schedule II
                            (Terms of Trust Property)

Underlying Securities:

Underlying Security Issuer:

Principal Amount:

Underlying Security Rate:

Credit Ratings:                             [___ by Moody's]

                                            [___ by S&P]

Listing:

Underlying Security Issuance Agreement:

Form:                                       [Global]

Currency of
Denomination:                               [United States dollars]

Acquisition Price by Trust:

Underlying Security Payment Date:

Original Issue Date:

Maturity Date:

Sinking Fund Terms:

Redemption Terms:

CUSIP No.:/ISIN No.

Underlying Security Trustee:

Available Information
Regarding the Underlying Security Issuer
(if other than U.S.
Treasury obligations):                      The Security Issuer is subject to
                                            the informational requirements of
                                            the Securities Exchange Act of 1934,
                                            as amended, and in accordance
                                            therewith files reports and other
                                            information with the Securities and
                                            Exchange Commission (the
                                            "Commission"). Such reports and
                                            other information can be inspected
                                            and copied at the public reference
                                            facilities maintained by the
                                            Commission at 450 Fifth Street,
                                            N.W., Washington, D.C. 20549 and at
                                            the following Regional Offices of
                                            the Commission: Woolworth Building,
                                            233 Broadway, New York, New York
                                            10279, and Northwest Atrium Center,
                                            500 West Madison Street, Chicago,
                                            Illinois 60661. Copies of such
                                            materials can be obtained from the
                                            Public Reference Section of the
                                            Commission at 450 Fifth Street,
                                            N.W., Washington, District of
                                            Columbia 20549 at prescribed rates.

                                 [Schedule III]
                         [(Swap Agreement Confirmation)]

                                                                      EXHIBIT B1

                             FORM OF REGISTERED UNIT

              STRUCTURED ASSET TRUST UNIT REPACKAGINGS ("SATURNS")
                                SERIES [________]
                                [CLASS __] UNITS


[EACH PURCHASER OR OTHER TRANSFEREE OF THIS UNIT OR ANY INTEREST HEREIN OF THIS UNIT, BY ITS ACCEPTANCE HEREOF, IS DEEMED TO REPRESENT AND WARRANT FOR THE BENEFIT OF THE TRUSTEE AND THE DEPOSITOR OF THE TRUST, AND EACH DISTRIBUTION PARTICIPANT AS DEFINED IN THE TRUST AGREEMENT THAT SUCH PURCHASER OR OTHER TRANSFEREE IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT. ]

[IF THE TRUST AGREEMENT PROVIDES THAT THE 25% TEST APPLIES, A DEFINITIVE PURCHASE AGREEMENT MUST BE EXECUTED AND DELIVERED BY THE PURCHASER OR THE PROPOSED TRANSFEREE WHICH AGREEMENT WILL CONTAIN ADDITIONAL REPRESENTATIONS, INCLUDING WHETHER THE PURCHASER OR PROPOSED TRANSFEREE IS A (I) "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), WHETHER OR NOT IT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, INCLUDING ANY U.S. GOVERNMENTAL PLANS AND ANY FOREIGN GOVERNMENTAL OR PRIVATE PENSION PLANS, (II) "PLAN" DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (III) ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY OR OTHERWISE, AND, IF SO, WHETHER SUCH PERSON IS SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR ANY SUBSTANTIALLY SIMILAR LAW.]

[IF THE TRUST AGREEMENT PROVIDES THAT THE PROHIBITED TRANSACTION EXEMPTION RESTRICTION APPLIES, BY ITS ACQUISITION OF ANY UNIT, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED ON EACH DAY THAT IT HOLDS SUCH UNIT EITHER THAT (X) IT IS NOT A (I) "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (II) "PLAN" DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") SUBJECT TO SECTION 4975 OF THE CODE OR (III) ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY OR OTHERWISE OR (IV) GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR (Y) ITS PURCHASE, HOLDING AND DISPOSITION OF A UNIT WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE.]

[IF THE TRUST AGREEMENT PROVIDES THAT THE NO PLAN RESTRICTION APPLIES, THE HOLDER, AND EACH FIDUCIARY WHICH CAUSES ANY SUCH PERSON TO ACQUIRE ANY UNIT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, WILL BE DEEMED BY SUCH PURCHASE, HOLDING OR ACQUISITION, ON EACH DATE ON WHICH THE UNIT IS HELD BY SUCH PERSON, TO HAVE REPRESENTED THAT IT IS NOT A (I) "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (II) "PLAN" DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") SUBJECT TO SECTION 4975 OF THE CODE OR (III) ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY OR OTHERWISE OR (IV) GOVERNMENTAL OR OTHER PLAN SUBJECT TO REQUIREMENTS SUBSTANTIALLY SIMILAR TITLE I OR ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE.]

[EACH PERSON THAT ACQUIRES A UNIT, AND EACH FIDUCIARY WHO CAUSES A PERSON TO ACQUIRE A UNIT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, [MS&CO.] AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, DAMAGES, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE REPRESENTATIONS MADE BY SUCH PERSON OR FIDUCIARY NOT BEING TRUE.]

[THIS CERTIFICATE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS UNIT IS EXCHANGEABLE FOR UNITS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS UNIT MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS PROVIDED IN THE TRUST AGREEMENT FOR THE TRUST TO WHICH THIS UNIT RELATES.]

[THIS UNIT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.]

Unit No. [__]                                         CUSIP No. [______________]

REGISTERED INITIAL AMOUNT: $[_________]               FRACTIONAL SHARE:  [____]%

AGGREGATE INITIAL AMOUNT OF UNITS: $[25,000,000]

REGISTERED INITIAL NUMBER: [__]

AGGREGATE INITIAL NUMBER
OF ALL UNITS:  [__]


              STRUCTURED ASSET TRUST UNIT REPACKAGINGS ("SATURNS")
                                SERIES [________]
                                [CLASS __] UNITS

                  This certifies that Cede & Co. is the registered owner of an undivided fractional interest in the Trust Property referred to below. The amount due on this Unit on any Distribution Date is the fractional undivided interest represented by this Unit of the amount of the distribution on the Units as determined pursuant to the Trust Agreement.

                  The Trust Property will be held in trust by the Trustee identified in the Trust Agreement (the "Trust"). The Trust has been created pursuant to a Trust Agreement, dated as of [__________] (the "Trust Agreement"), between LaSalle Bank National Association, as Trustee of the Trust (the "Trustee"), and MS Structured Asset Corp.

                  To the extent not defined herein, all capitalized terms shall have the meanings assigned to such terms in the Trust Agreement and the Terms Schedule attached thereto. This Unit is one of the Units described in the Trust Agreement and is issued under and subject to the terms, provisions and conditions of the Trust Agreement. By acceptance of this Unit, the Holder assents to and becomes bound by the Trust Agreement.

                  The Trust Property consists of the Securities (excluding the Retained Interest of the Depositor) and any Permitted Investments.

                  Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions and any grace period or cure period applicable to the Trust Property) and to the prior obligation of the Trust to pay (i) all amounts due to the Swap Counterparty pursuant to the Swap Agreement and (ii) all unpaid Extraordinary Trust Expenses, and until the obligations created by the Trust Agreement shall have terminated in accordance therewith, there will be distributed on each Distribution Date, to the Person in whose name this Unit is registered at the close of business on the Record Date, such Unitholder's fractional undivided interest in the amounts to be distributed to Holders of Units pursuant to the Trust Agreement on such Distribution Date. The amount to be distributed on the Scheduled Final Distribution Date will include the full repayment of principal.

                  Distributions on this Certificate (so long as the original principal amount hereof is not less than $10,000,000) will be made by wire transfer in accordance with a written notice to the Trustee providing appropriate wire transfer instructions given no later than 15 calendar days prior to the applicable Distribution Date. If no such notice has been given, distributions will be made by the Trustee by check mailed to the Unitholder of record at its address as it appears in the Unit Register without the presentation or surrender of this Certificate or the making of any notation hereon, by wire transfer of immediately available funds. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Chicago, Illinois.

                  This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Trust Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 and at such other places, if any, designated by the Trustee, by any Unitholder upon request.

                  Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                                           SATURNS TRUST NO. __________


                                           BY: LASALLE BANK NATIONAL
                                                    ASSOCIATION,
                                                    as Trustee


                                           By:
                                              ------------------------------
                                                 Authorized Signatory

DATED:

[SEAL]


Trustee's Certificate of
Authentication:

                        This is one of the Units referred
                      to in the within-mentioned Agreement.


                                          ASALLE BANK NATIONAL ASSOCIATION,
                                                  as Authenticating Agent


                                          By:
                                              ------------------------------__
                                               Authorized Signatory




[If not a Global Security: Attachments: Schedule I to the Trust Agreement]

              STRUCTURED ASSET TRUST UNIT REPACKAGINGS ("SATURNS")

                                 SERIES ________

                  The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Unit Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer and a Distribution Agreement in form and substance satisfactory to the Trustee duly completed and executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates representing different numbers of Units which evidence the same aggregate interest in the Trust, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

                  The Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Trust Agreement and the Trust created thereby will terminate upon the payment to Unitholders of all amounts required to be paid to them pursuant to the Trust Agreement.

                  Notwithstanding anything contained in the Trust Agreement to the contrary the Trust Agreement has been accepted by LaSalle Bank National Association not in its individual capacity but solely as Trustee and in no event shall LaSalle Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Depositor thereunder or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Depositor, and under no circumstances shall LaSalle Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust. The Units do not represent interests in or obligations of the Trustee and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Units or any interest therein except as expressly provided in the Trust Agreement.

                                   ASSIGNMENT

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


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(Please print or typewrite name and address, including postal zip code, of assignee)

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the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

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Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:


         _______________________________ */
                                         -
                                                          Signature Guaranteed:

         _______________________________ */
                                         -


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         */ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                             OPTION TO ELECT EXCHANGE

                  The undersigned hereby irrevocably requests and instructs the Trustee to effect exchange of this Unit for the Trust Property in which this Unit evidences a beneficial interest (or portion thereof specified below) pursuant to its terms and in accordance with the Term Schedule and Section 5.12 of the Trust Agreement, to be delivered to the undersigned, at

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                           (Please print or typewrite
                      name and address of the undersigned.)

                  If less than the entire Unit Principal Balance of this Unit is to be redeemed, specify the portion thereof which the Holder elects to have exchanged: ___________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Units to be issued to the Holder for the portion of the within Units not being exchanged (in the absence of any such specification, one such Unit will be issued for the portion not being redeemed):

                             Dated: ________________